As filed with the Securities and Exchange Commission on August 20, 1999
                                             Registration No. 333-___
___________________________________________________________________________
___________________________________________________________________________
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                        ___________________________
                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        The Securities Act of 1933

                                 MOOG INC.
          (Exact name of Registrant as specified in its charter)
     New York                                       16-0757636
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)

East Aurora, New York                                  14052-0018
(Address of Principal Executive Office)                (Zip Code)

                MOOG INC. SAVINGS AND STOCK OWNERSHIP PLAN
                         (Full title of the plan)
Joe C. Green
Executive Vice President and Chief Administrative Officer
Moog Inc.
East Aurora, New York 14052-0018
                  (Name and address of agent for service)
                               716-652-2000
       (Telephone number, including area code, of agent for service)
Copy to:  Phillips, Lytle, Hitchcock, Blaine & Huber LLP
3400 HSBC Center
Buffalo, New York 14203
Attention: John B. Drenning, Esq.

                      CALCULATION OF REGISTRATION FEE
===========================================================================
Title of                     Proposed Max.   Proposed Max.
securities   Amount          offering        aggregate      Amount of
to be        to be           price per       offering       registration
registered   registered(1)   share(2)        price(2)       fee
___________________________________________________________________________
Class A       1,000,000      $ 33.1875       $ 33,187,500   $ 9,226.13
Common Stock   shares
$1 par value

Class B       200,000        $ 40.50         $  8,100,000   $ 2,251.80
Common Stock   shares
$1 par value
     (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
     (2) Estimated solely for the purpose of determining the registration fee computed pursuant to Rule 457(c); calculated on the basis of the average of the high and low prices of the Class A and Class B Common Stock on the American Stock Exchange on August 17, 1999.

PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                   INCORPORATION BY REFERENCE

          Pursuant to General Instruction E to Form S-8, Moog Inc. and the Moog Inc. Savings and Stock Ownership Plan (the"Plan") hereby incorporate by reference the contents of Registration Statement Nos. 33-57131, 33-62968, 33-33958 and 33-20069 previously filed by the registrant and the Plan, except
Item 5 which is superseded by the information below.

Item 5.   Interest of Named Experts and Counsel.

          John B. Drenning, Secretary of the registrant, is a partner in the law firm Phillips, Lytle, Hitchcock, Blaine &
Huber LLP, which has rendered the legality opinion included in this Registration Statement as Exhibit 5(b).

                           SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York on August 20, 1999.

                              MOOG Inc.


                              By: /s/ William P. Burke
                                 _____________________________
                                   William P. Burke
                                   Treasurer

                             POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert T. Brady and Robert R. Banta, and each of them, with full power to act without the other, as his true and lawful attorneys-in-fact, each with the power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto each of said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                Capacity                    Date


/s/ Robert T. Brady      Chairman of the Board       August 20, 1999
______________________   President, Chief Executive
Robert T. Brady          Officer(Principal Executive
                         Officer) and Director

/s/ Robert R. Banta      Executive Vice President    August 20, 1999
______________________   and Chief Financial Officer
Robert R. Banta          (Principal Financial
                         Officer) and Director

/s/ Donald R. Fishback   Controller                  August 20, 1999
______________________   (Principal Accounting
Donald R. Fishback       Officer)

/s/ Richard A. Aubrecht  Director                    August 20, 1999
______________________
Richard A. Aubrecht

/s/ James L. Gray        Director                    August 20, 1999
______________________
James L. Gray


/s/ Joe C. Green         Director                    August 20, 1999
______________________
Joe C. Green


/s/ John D. Hendrick     Director                    August 20, 1999
______________________
John D. Hendrick

/s/ Kraig H. Kayser      Director                    August 20, 1999
______________________
Kraig H. Kayser


/s/ Robert H. Maskrey    Director                    August 20, 1999
_____________________
Robert H. Maskrey


/s/ Albert F. Myers      Director                    August 20, 1999
_____________________
Albert F. Myers


/s/ Peter P. Poth        Director                    August 20, 1999
_____________________
Peter P. Poth


The Plan Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Aurora, New York on August 20, 1999.


                                   MOOG INC. SAVINGS AND STOCK
                                        OWNERSHIP PLAN


                                   By: /s/ Joe C. Green
                                      _______________________________
                                             Joe C. Green
                                   Member of Administrative Committee

                        INDEX TO EXHIBITS


Exhibit

4(a) -    Moog Inc. Savings and Stock Ownership Plan, Restated
          Effective October 1, 1989.

4(b) -    Amendment No. One effective October 1, 1989 to the Moog
          Inc. Savings and Stock Ownership Plan.

4(c) -    Amendment No. Two effective February 1, 1996 to the
          Moog Inc. Savings and Stock Ownership Plan.

4(d) -    Amendment No. Three effective January 1, 1997 to the
          Moog Inc. Savings and Stock Ownership Plan.

4(e) -    Amendment No. Four effective October 1, 1997 to the
          Moog Inc. Savings and Stock Ownership Plan.

5(a) -    Internal Revenue Determination Letters.

5(b) -    Opinion of Phillips, Lytle, Hitchcock, Blaine & Huber
          LLP as to the legality of the shares registered.

23(a)     -    Consent of KPMG, LLP.

23(b)     -    Consent of PricewaterhouseCoopers.

23(c)     -    Consent of PricewaterhouseCoopers LLP.

23(d)     -    Consent of Phillips, Lytle, Hitchcock, Blaine &
               Huber LLP (included in exhibit 5(b)).

24   -    Power of Attorney (included with signature page)

                                                     Exhibit 4(a)


MOOG INC.

SAVINGS AND STOCK OWNERSHIP PLAN





Restated Effective October 1, 1989

MOOG INC.
SAVINGS AND STOCK OWNERSHIP PLAN

Restated Effective October 1, 1989



TABLE OF CONTENTS


                                                             Page

Article I - DEFINITIONS. . . . . . . . . . . . . . . . . . . .  3

     1.1    "Acquisition Loan. . . . . . . . . . . . . . . . .  3
     1.2    "Administrative Committee. . . . . . . . . . . . .  3
     1.3    "Beneficiary . . . . . . . . . . . . . . . . . . .  3
     1.4    "Board of Directors. . . . . . . . . . . . . . . .  3
     1.5    "Break in Service. . . . . . . . . . . . . . . . .  3
     1.6    "Code. . . . . . . . . . . . . . . . . . . . . . .  4
     1.7    "Compensation. . . . . . . . . . . . . . . . . . .  4
     1.8    "Disability. . . . . . . . . . . . . . . . . . . .  5
     1.9    "Employee. . . . . . . . . . . . . . . . . . . . .  5
     1.10   "Employer. . . . . . . . . . . . . . . . . . . . .  6
     1.11   "Employer Matching Contribution Account. . . . . .  6
     1.12   "Employer Stock. . . . . . . . . . . . . . . . . .  6
     1.13   "Employer Stock Suspense Account . . . . . . . . .  7
     1.14   "Employing Company . . . . . . . . . . . . . . . .  7
     1.15   "Entry Date. . . . . . . . . . . . . . . . . . . .  7
     1.16   "ERISA . . . . . . . . . . . . . . . . . . . . . .  7
     1.17   "ESOP Account. . . . . . . . . . . . . . . . . . .  7
     1.18   "Excused Absence . . . . . . . . . . . . . . . . .  7
     1.19   "Hour of Service . . . . . . . . . . . . . . . . .  9
     1.20   "Investment Committee. . . . . . . . . . . . . . . 11
     1.21   "Investment Manager. . . . . . . . . . . . . . . . 11
     1.22   "Participant . . . . . . . . . . . . . . . . . . . 11
     1.23   "Plan. . . . . . . . . . . . . . . . . . . . . . . 12
     1.24   "Plan Year . . . . . . . . . . . . . . . . . . . . 12
     1.25   "Qualified Participant . . . . . . . . . . . . . . 12
     1.26   "Retirement. . . . . . . . . . . . . . . . . . . . 12
     1.27   "Rollover Account. . . . . . . . . . . . . . . . . 12
     1.28   "Savings Account . . . . . . . . . . . . . . . . . 12
     1.29   "Savings Agreement . . . . . . . . . . . . . . . . 12
     1.30   "Trust Agreement . . . . . . . . . . . . . . . . . 13
     1.31   "Trustee . . . . . . . . . . . . . . . . . . . . . 13
     1.32   "Trust Fund. . . . . . . . . . . . . . . . . . . . 13
     1.33   "Year of Service . . . . . . . . . . . . . . . . . 13
     1.34   "Affiliate . . . . . . . . . . . . . . . . . . . . 14
     1.35   "Highly Compensated Employee . . . . . . . . . . . 15
     1.36   "Valuation Date" . . . . . . . . . . . . . . . . . 15








                               (i)

Article II - PARTICIPATION AND ENTRY DATE. . . . . . . . . . . 16

     2.1    Initial Eligibility. . . . . . . . . . . . . . . . 16
     2.2    Procedure for and Effect of Admission. . . . . . . 16
     2.3    Breaks in Service; Termination of Employment . . . 17

Article III - CONTRIBUTIONS. . . . . . . . . . . . . . . . . . 18

     3.1    Employer Contributions . . . . . . . . . . . . . . 18
     3.2    Employee Contributions . . . . . . . . . . . . . . 18

Article IV - SAVINGS CONTRIBUTIONS . . . . . . . . . . . . . . 19

     4.1    Amount of Savings Contributions. . . . . . . . . . 19
     4.2    Allocation of Savings Contributions. . . . . . . . 19
     4.3    Timing of Savings Contributions Allocations. . . . 19
     4.4    Requirements Regarding Savings Agreements. . . . . 19

Article V - ESOP CONTRIBUTIONS . . . . . . . . . . . . . . . . 26

     5.1    Amount of ESOP Contributions . . . . . . . . . . . 26
     5.2    Allocation of ESOP Contributions . . . . . . . . . 26
     5.3    Timing of ESOP Contribution Allocations. . . . . . 27

Article VI - EMPLOYER MATCHING CONTRIBUTIONS . . . . . . . . . 28

     6.1    Amount of Employer Matching Contributions. . . . . 28
     6.2    Timing of Employer Matching Contributions. . . . . 28
     6.3    Special Investment Requirement . . . . . . . . . . 28
     6.4    Nondiscrimination Requirement. . . . . . . . . . . 29

Article VII - ROLLOVER CONTRIBUTIONS; VOLUNTARY
                 CONTRIBUTIONS . . . . . . . . . . . . . . . . 32

     7.1    Rollover Contributions . . . . . . . . . . . . . . 32
     7.2    Voluntary Supplemental Savings Contributions . . . 32
     7.3    Voluntary Pension Contributions. . . . . . . . . . 32

Article VIII - ACQUISITION LOANS . . . . . . . . . . . . . . . 34

     8.1    In General . . . . . . . . . . . . . . . . . . . . 34
     8.2    Use of Proceeds. . . . . . . . . . . . . . . . . . 34
     8.3    Purchase of Shares . . . . . . . . . . . . . . . . 34
     8.4    Sole Recourse. . . . . . . . . . . . . . . . . . . 35
     8.5    Loan Terms . . . . . . . . . . . . . . . . . . . . 35
     8.6    Liability for Loan Terms . . . . . . . . . . . . . 35

Article IX - EMPLOYER STOCK SUSPENSE ACCOUNT . . . . . . . . . 37

     9.1    Employer Stock Suspense Account. . . . . . . . . . 37
     9.2    Allocation of Employer Stock . . . . . . . . . . . 37
     9.3    Dividends. . . . . . . . . . . . . . . . . . . . . 38






                              (ii)

Article X - THE TRUST FUND . . . . . . . . . . . . . . . . . . 39

     10.1   Trust Fund . . . . . . . . . . . . . . . . . . . . 39
     10.2   Investment of ESOP and Employer Matching
              Contributions. . . . . . . . . . . . . . . . . . 39
     10.3   Investment of Other Contributions. . . . . . . . . 42
     10.4   Voting of Allocated Shares . . . . . . . . . . . . 43
     10.5   Voting of Unallocated Shares . . . . . . . . . . . 44
     10.6   Purchase Offers - Allocated Shares . . . . . . . . 44
     10.7   Purchase Offers - Unallocated Shares . . . . . . . 44
     10.8   Trustee's Fiduciary Duties . . . . . . . . . . . . 44
     10.9   Receipt of Cash Upon Sale or Exchange of
              Allocated Shares . . . . . . . . . . . . . . . . 45
     10.10  Receipt of Cash Upon Sale or Exchange of
              Unallocated Shares . . . . . . . . . . . . . . . 45

Article XI - DISTRIBUTION TO PARTICIPANTS. . . . . . . . . . . 47

     11.1   Retirement, Disability or Death. . . . . . . . . . 47
     11.2   Vesting. . . . . . . . . . . . . . . . . . . . . . 49
     11.3   Consents . . . . . . . . . . . . . . . . . . . . . 49
     11.4   Risk of Loss . . . . . . . . . . . . . . . . . . . 50
     11.5   Beneficiaries. . . . . . . . . . . . . . . . . . . 50
     11.6   Termination of Service for Any Other Reason. . . . 51
     11.7   Forms of Distributions . . . . . . . . . . . . . . 52
     11.8   Withdrawals. . . . . . . . . . . . . . . . . . . . 53
     11.9   Rollover Distributions . . . . . . . . . . . . . . 59
     11.10  Limitation on Distribution of Savings
              Contributions. . . . . . . . . . . . . . . . . . 60

Article XII - ADMINISTRATION OF PLAN AND MANAGEMENT OF
                PLAN ASSETS. . . . . . . . . . . . . . . . . . 62

     12.1   Employer Responsibility and Actions. . . . . . . . 62
     12.2   Administrative Committee . . . . . . . . . . . . . 62
     12.3   Delegation of Administrative Committee
              Responsibilities . . . . . . . . . . . . . . . . 63
     12.4   Investment Committee . . . . . . . . . . . . . . . 64
     12.5   Plan Records . . . . . . . . . . . . . . . . . . . 65
     12.6   Dual Capacities. . . . . . . . . . . . . . . . . . 66
     12.7   Payment of Expenses. . . . . . . . . . . . . . . . 66
     12.8   Investment Committee's Fiduciary Duties. . . . . . 66
     12.9   Indemnification of the Committees. . . . . . . . . 67

Article XIII - CLAIMS PROCEDURES . . . . . . . . . . . . . . . 69

     13.1   Applications for Benefits. . . . . . . . . . . . . 69
     13.2   Appeals of Denied Claims for Benefits. . . . . . . 69

Article XIV - AMENDMENT OR TERMINATION . . . . . . . . . . . . 72

     14.1   Exclusive Benefit. . . . . . . . . . . . . . . . . 72
     14.2   Termination. . . . . . . . . . . . . . . . . . . . 72





                              (iii)

Article XV - MISCELLANEOUS . . . . . . . . . . . . . . . . . . 74

     15.1   Anti-Alienation. . . . . . . . . . . . . . . . . . 74
     15.2   Not a Contract of Employment . . . . . . . . . . . 74
     15.3   Incapacity . . . . . . . . . . . . . . . . . . . . 74
     15.4   Current Address. . . . . . . . . . . . . . . . . . 75

Article XVI - LIMITATIONS. . . . . . . . . . . . . . . . . . . 76

     16.1   In General . . . . . . . . . . . . . . . . . . . . 76
     16.2   Priority . . . . . . . . . . . . . . . . . . . . . 76
     16.3   Special Limitation . . . . . . . . . . . . . . . . 78

Article XVII - MERGERS, CONSOLIDATIONS AND
                 ASSETS OR LIABILITY TRANSFERS . . . . . . . . 79

     17.1   In General . . . . . . . . . . . . . . . . . . . . 79
     17.2   Transfer of Assets and Liabilities from AS
              Savings Plan . . . . . . . . . . . . . . . . . . 79

Article XVIII - REFUND OF CONTRIBUTIONS. . . . . . . . . . . . 81

     18.1   In General . . . . . . . . . . . . . . . . . . . . 81
     18.2   Deductibility. . . . . . . . . . . . . . . . . . . 81
     18.3   Mistake of Fact. . . . . . . . . . . . . . . . . . 81

Article XIX - TOP-HEAVY PROVISIONS . . . . . . . . . . . . . . 82

     19.1   In General . . . . . . . . . . . . . . . . . . . . 82
     19.2   Definitions. . . . . . . . . . . . . . . . . . . . 82
     19.3   Minimum Allocations. . . . . . . . . . . . . . . . 89
     19.4   Top-Heavy Plan Vesting . . . . . . . . . . . . . . 90
     19.5   Change in Top-Heavy Status . . . . . . . . . . . . 90
     19.6   Super Top-Heavy Plan . . . . . . . . . . . . . . . 91

Article XX - TRANSFERRED EMPLOYEE PROVISIONS . . . . . . . . . 92

     20.1   Definitions. . . . . . . . . . . . . . . . . . . . 92
     20.2   Investment of AS Accounts. . . . . . . . . . . . . 94
     20.3   Transferred Employees' AS Accounts and
              Subaccounts. . . . . . . . . . . . . . . . . . . 95
     20.4   Vesting. . . . . . . . . . . . . . . . . . . . . . 95
     20.5   Distributions. . . . . . . . . . . . . . . . . . . 95
     20.6   Withdrawals. . . . . . . . . . . . . . . . . . . .103
     20.7   Participant Loans. . . . . . . . . . . . . . . . .107
     20.8   AlliedSignal Common Stock. . . . . . . . . . . . .110












                              (iv)

                            MOOG INC.
                SAVINGS AND STOCK OWNERSHIP PLAN


               Restated Effective October 1, 1989

     The Moog Inc. Savings and Stock Ownership Plan was adopted to amend and restate, effective as of October 1, 1987, and expand the Moog Inc. Savings and Investment Plan as in effect prior to such date, primarily by providing Employees with a vehicle through which to gain a proprietary interest in Moog Inc. through stock ownership. As of October 1, 1987, the Plan, as amended and restated, included an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Internal Revenue Code) which, consisting of Employees' ESOP Accounts and Employer Matching Contribution Accounts under the Plan, is primarily invested in the stock of Moog Inc., and provides for the regular and systematic contributions by the Employer and by the Employees.

     The Plan was amended and restated in 1991, effective as of October 1, 1989, to make changes required by the Tax Reform Act of 1986 and to make certain other changes. The Plan was subsequently amended by Amendment No. One effective June 18, 1994. The Plan is again amended and restated in its entirety, effective October 1, 1989 (but with certain provisions effective as of other specified dates) to further conform it to the provisions of the Tax Reform Act of 1986 and other applicable legislation, regulations and rulings, and to adopt certain other amendments. In general, the Plan as in effect prior to October 1, 1989 will continue to apply to those individuals who terminated employment prior to such date except as otherwise provided by the Plan or under applicable law.

                            Article I

                           DEFINITIONS

1.1 "Acquisition Loan" shall mean any loan to the Trust, including a loan from or guaranteed by the Employer, to the extent that the proceeds of such loan are used to acquire
Employer Stock for the Plan and to the extent that the applicable requirements of Treasury Regulation 54.4975-7 are met.

1.2 "Administrative Committee" shall mean the administrative committee appointed by the Board of Directors and acting pursuant to the provisions of Section 12.2.

1.3 "Beneficiary" shall mean any person designated in writing by a Participant on a form filed with the Employer to receive distribution of the Participant's interest under the Plan in the event of his death; provided, however, in the case of a Participant who is married at the time of his death, the Beneficiary of such Participant shall be his surviving spouse unless such spouse has consented to the Participant's Beneficiary designation in accordance with Section 205(c)(2) of ERISA.

1.4 "Board of Directors" shall mean the Board of Directors of Moog Inc., as constituted from time to time.

1.5 "Break in Service" shall mean failure by a Participant to complete more than five hundred (500) Hours of Service during any Plan Year. Any Break in Service shall be deemed to have commenced on the first day of the Plan Year in which it occurs.
A Break in Service shall not be deemed to have occurred during any period of Excused Absence if the Employee returns to the service of the Employer within the time permitted pursuant to the provisions of this Plan setting forth circumstances of Excused Absence.

1.6 "Code" shall mean the Internal Revenue Code of 1986, as amended.

1.7  "Compensation".

     (a) Compensation means the total remuneration paid to an Employee for services rendered including (but not limited to) base pay, overtime pay, shift differential, pay in lieu of vacation and profit share payments, but excluding severance pay, reimbursed expenses and other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, welfare benefits and, except as hereinafter provided, any benefits under the Plan. Compensation shall be determined prior to any reduction pursuant to a Participant's election to voluntarily defer or reduce his compensation under this Plan or any other employee benefit plan of the Employer generally available to all levels of Employees of the Employer upon satisfaction of eligibility requirements.

            (b) Compensation shall not include any amounts in excess of

               (1)  $200,000 for Plan Years commencing after
            December 31, 1988, and

               (2)  $150,000 for Plan Years commencing after
            December 31, 1993,

as such amounts may be adjusted by the Secretary of the Treasury.

            (c)     In determining the Compensation of a
Participant for purposes of the limitation on Compensation described in the preceding sentence, the rules of
Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If as a result of the application of such rules the adjusted limitation on Compensation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this
Section 1.7 prior to the application of this limitation.

1.8 "Disability" shall mean a mental or physical disability which renders a Participant unable to perform his regular duties in the employment of the Employer, as determined by the Admini-strative Committee. The Administrative Committee may require medical evidence of any Disability and its determination shall be conclusive.

1.9 "Employee" shall mean any common law employee employed in the United States by the Employer. Any person performing services for the Employer as a leased employee pursuant to an agreement with a leasing organization shall for purposes of the Plan continue to be an employee of such leasing organization, and not an Employee of the Employer.

     As used herein, "leased employee" means any person (other than an employee of the Employer) who pursuant to an agreement between the Employer and any other person ("leasing organization") has performed services for the Employer (or for the Employer and related persons determined in accordance with
Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the Employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

     Service as a leased employee shall be counted as service for purposes of the eligibility provisions under Article II and the vesting provisions under Section 11.3, notwithstanding that a leased employee shall not be eligible to participate in the Plan, if the leased employee's service is performed for (1) the Employer, or (2) any Affiliate.

1.10 "Employer" shall mean Moog Inc. and any Affiliate which, with the approval of the Board of Directors and subject to such conditions as it may impose, shall be included in this Plan.

1.11 "Employer Matching Contribution Account" shall mean the account established for a Participant pursuant to Section 6.1.
Amounts credited to a Participant's Employer Matching
Contribution Account shall be 100% vested and nonforfeitable at all times.

1.12 "Employer Stock" shall mean any class of stock of the Employer; provided, however, that if stock is acquired with the proceeds of an Acquisition Loan, such stock must be a qualifying employer security for purposes of Section 4975(e)(8) of the Code.

1.13 "Employer Stock Suspense Account" shall mean the account or accounts established under the Plan to hold Employer Stock acquired with the proceeds of an Acquisition Loan until such Employer Stock is allocated to Participants' ESOP and/or Employer Matching Contribution Accounts under the terms of the Plan.

1.14 "Employing Company" shall mean the employer corporation which pays the particular Employee.

1.15 "Entry Date" shall mean June 1 and December 1 of each year.
Effective on and after June 1, 1993, and except as otherwise provided in Article II, "Entry Date" shall mean January 1,
April 1, July 1, and October 1 of each year.

1.16 "ERISA" shall mean the Employee Retirement Income Security
Act of 1974, as amended.

1.17 "ESOP Account" shall mean the account established under the Plan to hold Employer contributions made pursuant to Section 5.1 and allocated pursuant to Section 5.3.

1.18 "Excused Absence" means any of the following:

     (a) Absence on leave granted by the Employer for any cause for the period stated in such leave, or, if no period is stated, then for six (6) months and any extensions that the Employer may grant in writing. For the purpose of this subparagraph (a), the Employer shall give equal treatment to all Employees in similar circumstances.

     (b) Absence in any circumstance provided that the Employee continues to receive his regular compensation from the Employer.

     (c) Absence in the armed forces of the United States or government service in time of war or national emergency.

     (d) Absence by reason of illness or Disability until such time as the employment relationship between Employee and Employer is severed.

     An "Excused Absence" shall cease to be an "Excused Absence" and shall be deemed a Break in Service as of the later of (1) or
(2):

            (1) The first day of such absence if the Employee fails to return to the service of the Employer-

               (A) Within five (5) days of expiration of any leave of absence referred to in paragraph (a) hereof;

               (B)  At such time as the payment of regular
            compensation is discontinued as referred to in paragraph (b) hereof;

               (C) Within six (6) months after his discharge or release from active duty, or, if the Employee does not return to service with the Employer within the said six (6) months' period by reason of a disability incurred while in the armed forces, if he returns to service with the Employer upon the termination of such Disability as evidenced by release from confinement in a military or veterans hospital, or

               (D) Upon recovery from illness or Disability. (The Administrative Committee, after consultation with a physician of its choice, shall be the sole judge of whether or not recovery from illness or Disability has occurred for the purpose of this subsection.)

            (2) The first day of the first Plan Year in which the Employee fails to complete more than five hundred (500)
     Hours of Service.

1.19 "Hour of Service" shall mean (a) each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer during the applicable computation period,
(b) each hour for which an Employee is paid or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury or military duty, or leave of absence, and (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. Notwithstanding the foregoing, (i) not more than five hundred one (501) Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties;
(ii) no credit shall be granted for any period with respect to which an Employee receives payment or is entitled to payment under a plan maintained solely for the purpose of complying with applicable workers' compensation or disability insurance laws; and (iii) no credit shall be granted for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. Service rendered at overtime or other premium rates shall be credited at the rate of one (1) Hour of Service for each hour worked, regardless of the rate of compensation in effect with respect to such hour.

     Hours of Service may also be credited solely on the basis of hours worked or regular time hours, in accordance with the regulations issued by the Secretary of Labor.

     In determining the number of Hours of Service to be credited to an Employee, as well as in determining the computation period to which all Hours of Service should be credited, to the extent not provided above, the rules set forth in Department of Labor Regulations 29 CFR Sections 2530.200b-2(b) and (c), which are hereby incorporated by reference, shall be followed.

     Solely for purposes of determining whether a Break in Service, as defined in Section 1.5, for participation purposes, has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (i) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (ii) in all other cases, in the following computation period. The total number of Hours of Service required to be treated as completed for any period referred to in this paragraph shall not exceed 501 hours.

1.20 "Investment Committee" shall mean the committee appointed by the Board of Directors and acting pursuant to the provisions of
Section 12.4.

1.21 "Investment Manager" shall mean an investment manager or managers, who satisfy the requirements of Section 3(38) of ERISA, appointed by the Administrative Committee pursuant to Section 12.3, if any, to manage, acquire and dispose of the assets of the Plan as specified in such appointment.

1.22 "Participant" shall mean any person who has been or is an Employee and who has been admitted to participate in the Plan pursuant to the provisions of Article II. The term "Participant" shall include active Participants (those who are currently eligible to share in Employer contributions to the Plan), retired Participants (those former Employees presently receiving benefits under the Plan) and vested Participants (Employees who are no longer active Participants, former Employees who have incurred Breaks in Service and, if the Plan is terminated, former active Participants who remain Employees of the Employer, any of whom are entitled at some future date to the distribution of benefits from the Plan).

1.23 "Plan" shall mean the Moog Inc. Savings and Stock Ownership
Plan as from time to time in effect.

1.24 "Plan Year" shall mean the twelve month period beginning each October 1 and ending each September 30.

1.25 "Qualified Participant" shall mean any Participant who has attained age 55 and completed at least ten years of participation in the Plan counting only Years since October 1, 1987 by the close of the preceding Plan Year.

1.26 "Retirement" shall mean termination of service at or after age 65, or termination of service at or after age 55 after the completion of 10 or more Years of Service for the Employer.

1.27 "Rollover Account" shall mean the account established for a Participant pursuant to Section 7.1.

1.28 "Savings Account" shall mean the account maintained for a Participant pursuant to Section 4.1 to record contributions on his behalf by the Employer pursuant to a Savings Agreement, and adjustments relating thereto. Amounts credited to a Participant's Savings Account shall be 100% vested and nonforfeitable at all times.

1.29 "Savings Agreement" shall mean a written salary reduction agreement with the Employer which will be applicable to all payroll periods within a Plan Year. The terms of any such salary reduction agreement shall provide that the Participant agrees to accept a reduction in compensation from the Employer which may be expressed as a percentage of his Compensation per payroll period but which shall not exceed 20% of such Compensation, or such other percentage as the Administrative Committee may, in its discretion, specify from time to time and shall be subject to the rules established in Section 4.4. A Participant may make a special election, on a written salary reduction agreement provided for that purpose, to increase or decrease (including decreasing to 0%) the salary reduction otherwise applicable to profit share payments from the Employer, subject to applicable limits and the provisions of the Plan.

1.30 "Trust Agreement" shall mean the Moog Inc. Savings and Stock
Ownership Plan Trust Agreement as from time to time amended.

1.31 "Trustee" shall mean the trustee at any time appointed and acting as trustee of the Trust Fund.

1.32 "Trust Fund" and "Trust" shall mean all of the assets of the Plan held by the Trustee (or any nominee thereof) at any time under the Trust Agreement, as described in Article X.

1.33 "Year of Service" shall have the following meanings when used in the Plan:

     (a) When applied to any provisions concerning Employer contributions, a "Year of Service" shall mean any Plan Year during any part of which the Employee was a Participant and during which he or she completed one thousand (1,000) or more Hours of Service. However, a "Year of Service" will not be credited for any period of Excused Absence after the Participant incurs a Break in Service during such absence from the service of the Employer.

     (b)    For the purposes of paragraph (c) of this
Section 1.33, service with any Affiliate shall be considered service with the Employer.

     (c)    When applied to the eligibility provisions under
Section 2.1, a "Year of Service" shall mean completion of one thousand (1,000) or more Hours of Service in the period of twelve consecutive months commencing on the Employee's most recent date of employment commencement or completion of one thousand (1,000) or more Hours of Service in any Plan Year, measured from the Plan Year commencing coincident with or next following the date on which the Employee first performs an Hour of Service.

     (d) For participation and retirement eligibility and vesting purposes, each Transferred Employee (as defined in Section 20.1) shall be credited under the Plan with service credited under the AS Savings Plan (as defined in Section 20.1).

1.34 "Affiliate" shall mean:

     (a) any corporation that is a member of a controlled group of corporations (as defined in Code Section 414(b)) of which the Employer is also a member;

     (b) any trade or business whether or not incorporated that is under common control (as defined in Code Section 414c)) with the Employer;

     (c) any trade or business required to be aggregated with the Employer in accordance with the affiliated service group rules under Code Section 414(m); or

     (d) any other entity required to be aggregated with the Employer pursuant to Treasury regulations under Code
Section 414(o);

provided, however, that a corporation or other trade or business shall not be an Affiliate during any period when it was not related to the Employer within the meaning of this Section 1.34.

1.35 "Highly Compensated Employee" means an Employee who is a "highly compensated employee" within the meaning of Code
Section 414(q) and Treasury regulations thereunder. This definition includes an Employee who is a five-percent owner of the Employer or any Affiliate (or who is deemed to be a five-percent owner due to family or other relationships) and an Employee who is a member of the family of one of the ten most highly paid Highly Compensated Employees of the Employer and all Affiliates. For purposes of this Section 1.35, "family" includes the spouse, lineal ascendants and descendants of the Employee, and the spouse of such lineal ascendants and descendants.

1.36 "Valuation Date" means the last day of each month.

1.37 The masculine pronoun wherever used includes the feminine pronoun.

                           Article II

                  PARTICIPATION AND ENTRY DATE


2.1 Initial Eligibility. Every Employee, other than (a) persons whose terms and conditions of employment are determined by collective bargaining with a third party and with respect to whom inclusion in this Plan has not been provided for in the collective bargaining agreement setting forth those terms and conditions of employment, (b) any person regularly employed by the Employer outside of the United States, and (c) any person not considered a permanent Employee of the Employer (unless such nonpermanent Employee completes a Year of Service), shall be eligible to participate in the Plan as of the first day of the first calendar month coincident with or next following such Employee's completion of one Year of Service (the "Initial Eligibility Date") and, if an Employee does not elect to participate in the Plan pursuant to Section 2.2 as of his Initial Eligibility Date, he may thereafter so elect to participate in the Plan as of any subsequent Entry Date. Notwithstanding the foregoing, a Transferred Employee (as defined in Section 20.1) who is credited under the Plan with at least one Year of Service as of June 18, 1994 shall initially be eligible to participate in the Plan on June 18, 1994.

2.2 Procedure for and Effect of Admission. Each Employee who becomes eligible for admission to participation in this Plan shall complete a Savings Agreement, and such other forms, and provide such data, as are reasonably required by the Administrative Committee as a precondition for such admission. By becoming a Participant, each Employee shall for all purposes be deemed conclusively to have assented to the provisions of the Plan, the corresponding Trust Agreement and to all amendments to such instruments heretofore or hereafter adopted.

2.3 Breaks in Service; Termination of Employment. Any individual who experienced a termination of employment with the Employer which resulted in a Break in Service shall be eligible to become a Participant on the first day of the month coincident with or next following his date of reemployment as an Employee, provided he had satisfied the requirements of Section 2.1 for entry as a Participant. If an individual had satisfied the service requirements for entry as a Participant, but failed to become a Participant solely by reason of not being an Employee on the Entry Date as of which participation would have commenced, he will be a Participant on the first day of the month coincident with or next following his recommencement of employment as an Employee if such employment recommencement occurs prior to a Break in Service. Effective for Plan Years beginning before January 1, 1994, if an individual experiences a Break in Service after becoming a Participant, but without experiencing a termination of employment as an Employee, he shall be deemed to have again become a Participant as of the first day of the first Plan Year in which he satisfies the one-year service requirements of Section 2.1 for participation in the Plan.

                           Article III

                          CONTRIBUTIONS


3.1 Employer Contributions. The Employer may make contributions under the Plan at such times and in such amounts and subject to the conditions and limitations set forth in Articles IV, V and
VI. Contributions made to the Plan are conditioned upon the deductibility of such contributions under the Code.

3.2 Employee Contributions. Employees may make contributions under the Plan at such times and in such amounts and subject to the conditions and limitations set forth in Article VII.

                           Article IV

                      SAVINGS CONTRIBUTIONS


4.1  Amount of Savings Contributions.  For each Plan Year, the
Employer shall contribute to the Plan an amount equal to the total amount of contributions to be made by it pursuant to the Savings Agreements for such Plan Year.

4.2 Allocation of Savings Contributions. The Employer's contributions made in accordance with Savings Agreements shall be allocated to the Savings Accounts of Participants in amounts equal to the amount of savings deductions agreed to by each Participant and by which his salary was actually reduced under his Savings Agreement.

4.3 Timing of Savings Contributions Allocations. The Employer will make savings contributions to the Trust Fund on the same basis that the Participant is paid (e.g., weekly, semimonthly or monthly); the amount of each savings contribution shall equal the amount the Employer has agreed to contribute for that payroll period pursuant to the applicable Savings Agreements.

4.4  Requirements Regarding Savings Agreements.  Savings
Agreements shall be governed by the following:

     (a) A Savings Agreement shall apply to each payroll period during which an effective Savings Agreement is on file with the Employer.

     (b) In consideration of a Savings Agreement, the Employer will make a savings contribution to the Participant's Savings Account on behalf of the Participant for such Plan Year in an amount equal to the total amount by which the Participant's Compensation from the Employer was reduced during the Plan Year pursuant to the Savings Agreement.

     (c) In no event may the Employer make savings contributions to a Participant's Savings Account in excess of the limits of Code section 402(g) (that is, $7,000, as such amount may be adjusted by the Secretary of the Treasury) for any taxable year of such Participant. A Participant may assign to the Plan any "excess savings contributions" (as hereinafter defined) made during a taxable year of the Participant by notifying the Administrative Committee on or before March 1 of his following taxable year of the amount of the "excess savings contributions" to be assigned to the Plan. Notwithstanding any other provision of the Plan, "excess savings contributions", plus any income and less any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Savings Account "excess savings contributions" were assigned for the preceding year and who claims "excess savings contributions" for such taxable year. The income or loss allocable to "excess savings contributions" is the sum of (i) income or loss allocable to the Participant's

Savings Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's "excess savings contributions" for the year and the denominator of which is the Participant's account balance attributable to savings contribu-tions without regard to any income or loss occurring during such taxable year, and (ii) ten percent (10%) of the amount determined under (i), multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth day of such month. For purposes of this Section 4.4(c), the term "excess savings contributions" shall mean those savings contributions that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's savings contributions for a taxable year exceed the dollar limitation in effect under said Section 402(g). "Excess savings contributions" shall be treated as annual additions under the Plan for purposes of Section 16.1, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

     (d) In the event the Administrative Committee determines that the Employer's savings contributions made on behalf of certain Highly Compensated Employees might cause the Plan to fail to meet the nondiscrimination requirements of Section 401(k) of the Code, the Employer may reduce the permissible percentages of savings contributions under the Plan for such Highly Compensated Employees. In this regard, the average of the percentages of Compensation contributed by the Employer for Highly Compensated Employees for any Plan Year must either be (i) not more than such average for all other eligible Employees for such Plan Year multiplied by one and one-quarter (1.25) or (ii) not more than two (2) percentage points greater than such average for all eligible Employees for such Plan Year and not more than such average for all other such eligible Employees for such Year multiplied by two (2).

     (e) Notwithstanding any other provision of the Plan, "excess contributions" (as hereinafter defined), reduced by the amount of any "excess savings contributions" (as defined in Section 4.4(c)) previously distributed pursuant to Section 4.4(c) plus any income and less any losses allocable thereto, shall be distributed no later than the last day of any Plan Year to Participants to whose accounts such excess contributions were allocated for the preceding Plan Year. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the excess contributions attributable to each of such Employees. "Excess contributions," including any amounts recharacterized, shall be treated as annual additions under the Plan for purposes of Section 16.1. "Excess contribu-tions" shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to "excess contributions" shall be the sum of: (i) income or loss applicable to the Participant's Savings Account for the Plan Year multiplied by a fraction, the numerator of which shall be such Participant's "excess contributions" for the Plan Year and the denominator of which shall be the Participant's account balance attributable to savings contributions without regard to any income or loss occurring during such Plan Year, and (ii) ten percent (10%) of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth day of such month. For purposes of this Section 4.4(d), the term "excess contributions" shall mean, with respect to any Plan Year, the excess of (i) the aggregate amount of savings contributions for such Plan Year over (ii) the maximum amount of such contributions permitted by the test set forth in the second sentence of Section 4.4(d), determined by reducing such contributions made on behalf of Highly Compensated Employees in the order of whose average percentages of Compensation so reduced was greatest. In lieu of distributing savings contributions, the Administrative Committee may on a uniform basis permit Partic-ipants to elect to treat their "excess contributions", reduced by the amount of any "excess savings contributions" (as defined in Section 4.4(c)) previously distributed pursuant to Section 4.4(c), as having been distributed to them and then recontributed by them to the Plan. Any such recharacterized amounts shall be nonforfeitable and subject to the same distribution requirements as salary contributions. Any such recharacterization shall occur no later than two and one-half (2-1/2) months after the last day of the Plan Year in which such "excess contributions" arose.

     (f) A Savings Agreement may be amended by a Participant only once during each quarter of the Plan Year where the purpose of the amendment is to increase or decrease the amount of such Participant's Compensation which is subject to salary reduction during the remainder of such Plan Year.

     (g) The Employer may revoke its Savings Agreements with some or all Participants who are Highly Compensated Employees or amend its Savings Agreements with some or all Highly Compensated Employees on a uniform basis if it determines that such uniform revocation or amendment to all Savings Agreements is the most appropriate means of satisfying the nondiscrimination tests of
Section 401(k) of the Code for any Plan Year.

     (h) Savings Agreements and amendments to Savings Agreements shall be effective as of the payroll period ending after the Savings Agreement or amendment to the Savings Agreement is executed by the Participant and the Employer or as soon thereafter as practicable, unless a different effective date is stated therein and agreed to by the Participant and the Employer.

     (i) For all periods prior to April 1, 1990, notwith-standing subsection (f) above, no Savings Agreements or amendments to Savings Agreements applicable to a given Plan Year may be entered into during the last quarter of the Plan Year at the direction of a Participant.

     (j) Notwithstanding anything in subsection (i) above to the contrary, the Employer may amend or revoke a Savings Agreement with any Participant at any time if the Employer determines that such revocation or amendment is necessary to insure that contributions due to a Participant's Savings Agreement will not exceed the limitations of Section 415 of the Code or to insure that the discrimination tests of Section 401(k) of the Code are met for any Plan Year, or as the Employer deems advisable to maintain the tax-qualified status of the Plan.

     (k)    Except as expressly provided above, a Savings
Agreement applicable to any Plan Year, once made, may not be revoked or amended by the Participant or the Employer.

     (l) Subject to subsection (f) of this Section 4.4, a Participant may elect to suspend his Savings Agreement during a Plan Year. Such suspension shall be effective in accordance with uniform rules promulgated by the Administrative Committee. Any election to suspend operation of the Savings Agreement shall be effective until at least the next Entry Date following the effective date of suspension.

                            Article V

                       ESOP CONTRIBUTIONS


5.1  Amount of ESOP Contributions.

     (a) Acquisition Loan. For each Plan Year in which there is an outstanding Acquisition Loan, the Employer shall contribute to the Trust Fund a cash amount sufficient to pay the principal and interest then due under the terms of any Acquisition Loan then outstanding after taking into consideration dividends paid on Employer Stock held in the Employer Stock Suspense Account and other payments applied to payment of the Acquisition Loan.

     (b) No Acquisition Loan. For each Plan Year in which there is no outstanding Acquisition Loan, the Board of Directors may, in its sole discretion, direct a contribution to be made under the Plan by the Employer, in an amount not to exceed the applicable limitations of the Code.

5.2  Allocation of ESOP Contributions.

     (a) Acquisition Loan. For each Plan Year in which the Employer makes a contribution under the Plan pursuant to Section 5.1(a), all shares of Employer Stock withdrawn from an Employer Stock Suspense Account during the Plan Year in accordance with
Section 9.2 of the Plan (other than shares allocated to Employer Matching Contribution Accounts) shall be allocated to each Participant's ESOP Account for such Plan Year by allocating the total contribution made by the Employer in the same proportion that the Participant's Compensation for such Plan Year bears to the total Compensation of all Participants for such Plan Year.

     (b) No Acquisition Loan. For each Plan Year in which the Employer makes a contribution under the Plan pursuant to Section 5.1(b), such contribution shall be allocated to each Participant for such Plan Year by allocating the total contribution made by the Employer in the same proportion that the Participant's Compensation for such Plan Year bears to the total Compensation of all Participants for such Plan Year.

5.3  Timing of ESOP Contribution Allocations.

     (a) Acquisition Loan. For any Plan Year in which the Employer makes a contribution under the Plan pursuant to
Section 5.1(a) which is allocable to Participants' ESOP Accounts pursuant to Section 5.2(a), such allocation shall be made as of the first day of the calendar month next succeeding the day on which a principal payment is made on an Acquisition Loan. Allocations of ESOP contributions pursuant to this Section 5.3(a) shall be made for all Participants whose service terminated during such Plan Year on account of Retirement, Disability or death.

     (b) No Acquisition Loan. For any Plan Year in which the Employer makes a contribution under the Plan pursuant to Section 5.1(b) which is allocable to Participants' ESOP Accounts pursuant to Section 5.2(b), such allocation shall be made as of the first day of the calendar month next succeeding the day on which such contribution is made. Allocations of ESOP contributions pursuant to this Section 5.3(b) shall be made for all Participants whose service terminated during such Plan Year on account of Retirement, Disability or death.

                           Article VI

                 EMPLOYER MATCHING CONTRIBUTIONS


6.1 Amount of Employer Matching Contributions. For any Plan Year in which a Participant, pursuant to Section 6.2, directs the Administrative Committee to instruct the Trustee to invest all or any portion of any Employer contributions for such Plan Year to his Savings Account in Employer Stock, the Employer shall make an additional Employer Matching Contribution equal to twenty-five percent (25%) of such Participant's contributions directed to be so invested for such Plan Year. Any contributions made by the Employer hereunder shall be in cash or in Employer Stock as provided in the Trust Agreement, and shall be held in a separate Employer Matching Contribution Account for his benefit.

6.2 Timing of Employer Matching Contributions. The Administrative Committee shall provide the Participants hereunder with election forms for purposes of Section 6.1 pursuant to uniform procedures to be adopted thereby. Employer matching contributions made pursuant to Section 6.1 will be allocated to the Participants' Employer Matching Contribution Accounts as soon as practicable after the aforementioned election procedures have been complied with.

6.3 Special Investment Requirement. Where a Participant makes an election under Section 6.2 which effects an Employer Matching Contribution pursuant to Section 6.1, the portions of his accounts invested in Employer Stock pursuant to such election may not be reinvested in any other investment vehicle or fund under the Plan, except as otherwise provided in Section 10.2(d).

6.4 Nondiscrimination Requirement. In the event the Administrative Committee determines that Employer Matching Contributions made to the Employer Matching Contribution Accounts of certain Highly Compensated Employees might cause the Plan to fail to meet the nondiscrimination requirements of Section 401(m) of the Code, the Employer shall reduce its Employer Matching Contributions to the Employer Matching Contribution Accounts of such Highly Compensated Employees or take any other action permissible under the law as determined conclusively in the sole discretion of the Administrative Committee. In this regard, the average of the percentages of Employer Matching Contributions made by the Employer for, and allocated to, each Highly Compen-sated Employee for any year must not exceed the greater of (i) one hundred twenty-five percent (125%) of such average for all eligible Employees for such year or (ii) the lesser of (A) two hundred percent (200%) of such average for all eligible Employees for such year or (B) such average for all other eligible Employ-ees plus two (2) percentage points.

     Notwithstanding any other provision of the Plan, "excess aggregate contributions" (as hereinafter defined), plus any income and less any losses allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of any Plan Year to Participants to whose accounts such "excess aggregate contributions" were allocated for the preceding Plan Year. Such distributions shall be made to, or such forfeitures shall reduce the accounts of Highly Compensated Employees on the basis of the respective portions of the "excess aggregate contributions" attributable to each of such Employees. "Excess aggregate contributions" shall be adjusted for any income or loss up to the date of forfeiture or distribution. The income or loss allocable to "excess aggregate contributions" shall be the sum of: (i) income or loss applicable to the Participant's Employer Matching Contributions Account for the Plan Year multi-plied by a fraction, the numerator of which shall be such Participant's "excess aggregate contributions" for the Plan Year and the denominator of which shall be the Participant's account balance attributable to Employer Matching Contributions without regard to any income or loss occurring during such Plan Year, and
(ii) ten percent (10%) of the amount determined under (i) multi-plied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of forfeiture or distribution if forfeiture or distribution occurs after the fifteenth day of such month. For purposes of this
Section 6.4, the term "excess aggregate contributions" shall mean, with respect to any Plan Year, the excess of (A) the aggregate amount of Employer Matching Contributions for such Plan Year over (B) the maximum amount of such Contributions permitted by the test set forth in the second sentence of Section 6.4, determined by reducing such Contributions made by or on behalf of Highly Compensated Employees in the order of those average percentages of Employer Matching Contributions which were the largest.

     In no event shall the nondiscrimination requirements of
Section 401(k) and Section 401(m) of the Code, and the percentages computed pursuant to the second sentence of Section 4.4(d) and the second sentence of Section 6.4, be determined by aggregating savings contributions and Employer Matching Contributions. The aggregation of contributions provided in
Section 401(m)(9) of the Code and the regulations issued thereunder shall not be applicable when determining whether the Plan meets the nondiscrimination requirements of Section 401(k) and Section 401(m) of the Code.

                           Article VII

         ROLLOVER CONTRIBUTIONS; VOLUNTARY CONTRIBUTIONS


7.1 Rollover Contributions. An Employee in the class eligible to participate in the Plan, regardless of whether he has satisfied the participation requirements of Article II hereof, may transfer to the Trust Fund a "qualified total distribution" or a "qualified partial distribution" (as such terms are defined in Section 402 of the Code), provided that such distribution is paid over to the Trustee, in its absolute discretion, under the conditions and within the time limits established under the Code so that such distribution and the earnings thereon shall not be considered as income to the Employee while held in the Trust Fund, and provided further that, effective January 1, 1993, this
Section 7.1 shall apply to the transfer to the Trust Fund of any "eligible rollover distribution" (as defined in Section 402 of the Code). Such distributed funds shall be held in a separate Employee Rollover Account for his benefit.

7.2 Voluntary Supplemental Savings Contributions. Prior to October 1, 1989, a Participant was permitted to make nondeductible ("after-tax") voluntary supplemental savings contributions under the Plan as then in effect. Such funds and earnings thereon shall be held in a separate account for the Participant's benefit.

7.3 Voluntary Pension Contributions. An Employee who had made voluntary pension contributions to the Moog Inc. Employees' Retirement Plan as then in effect was permitted to transfer these contributions and related earnings to the Plan effective as of October 1, 1989. Such funds and earnings thereon shall be held in a separate account for the Employee's benefit.

                          Article VIII

                        ACQUISITION LOANS


8.1 In General. The Trustee is expressly empowered to enter into Acquisition Loans on behalf of the Plan upon receipt of instructions to do so from the Investment Committee. Such Loans shall be made, whenever practicable, from a bank, an insurance company, from a corporation actively engaged in the business of lending money or from a regulated investment company and the Trust's obligation to repay any such loan and the interest thereon shall either be guaranteed or assumed by the Employer. Acquisition Loans may also be made directly from the Employer to the Trust.

8.2 Use of Proceeds. The proceeds of any Acquisition Loan shall be used to purchase Employer Stock. Such purchases may be made on the open market, from the Employer or in privately negotiated transactions. Notwithstanding the foregoing, the proceeds of any Acquisition Loan may also be used to repay such loan or to repay a prior Acquisition Loan, as determined by the Employer.

8.3 Purchase of Shares. Shares of Employer Stock purchased by the Trustee from the Employer with the proceeds of any Acquisition Loan may be authorized but unissued shares of Employer Stock or shares of such Employer Stock held as treasury stock. All shares of Employer Stock purchased by the Trustee from the Employer (or any "Party in Interest" as such term is defined in Section 3(14) of ERISA) shall be at a price equal to the fair market value of such shares as determined by the Trustee. The fair market value of Employer Stock shall be its closing price on an established securities market on the date of any such purchase provided that such Employer Stock continues to be listed on such market. If the Trustee purchases shares of Employer Stock from the Employer (or from any "Party in Interest" as such term is defined in Section 3(14) of ERISA), no commis-sions shall be paid with respect to such purchase.

8.4 Sole Recourse. In no event shall the terms of any Acquisition Loan provide or permit recourse of the lender against the Trust Fund or any assets of the Trust Fund other than the shares of Employer Stock acquired with the proceeds of such loan or shares of such Stock used as collateral on a prior Acquisition Loan repaid with the current Acquisition Loan. Notwithstanding the foregoing, shares of Employer Stock allocated to Participants' Accounts pursuant to the Plan shall no longer be subject to recourse by the lender under the terms of any Acquisition Loan.

8.5 Loan Terms. If an Acquisition Loan is made by the Employer to the Trust with the proceeds of a "securities acquisition loan" (as such term is defined in Section 133 of the Code) made by a third party to the Employer, the terms of such Acquisition Loan to the Trust shall not be less favorable to the Trust than the terms obtained by the Employer under such "securities acquisition loan".

8.6 Liability for Loan Terms. The Employer acknowledges that the terms of any Acquisition Loan made to the Trust will be negotiated by the Investment Committee and will be determined solely on the basis of any third party lender's evaluation of the Employer as a credit risk. Consequently, the Administrative Committee and the Employer will have full fiduciary responsibility for the terms of any such Acquisition Loan and the Employer agrees to defend the Trustee at its expense for any claims arising therefrom and to indemnify the Trustee for any liability which might result from any such claim.

                           Article IX

                 EMPLOYER STOCK SUSPENSE ACCOUNT


9.1 Employer Stock Suspense Account. All shares of Employer Stock purchased by the Trust with the proceeds of any Acquisition Loan shall for Plan purposes be held in a separate Employer Stock Suspense Account in respect of such Acquisition Loan until paid for and allocated.

9.2 Allocation of Employer Stock. Shares of Employer Stock shall be withdrawn from the Employer Stock Suspense Account and allocated to a Participant's ESOP and/or Employer Matching Contribution Account pursuant to applicable Treasury Regulations and in accordance with the allocation schedule, if any, set forth in the terms of the Acquisition Loan agreement to which such shares relate. Any such allocation schedule shall provide that such shares shall be withdrawn from the Employer Stock Suspense Account and shall be allocated over the term of the applicable Acquisition Loan and shall be either in the ratio that principal and interest payments made in a Plan Year bear to all anticipated principal and interest liability under such loan as of the beginning of such Plan Year or shall be determined solely in the ratio that principal payments made in a Plan Year bear to outstanding principal at the beginning of such Plan Year, but subject to such additional requirements as might be applicable under regulations of the United States Treasury Department promulgated under Section 4975 of the Code.

9.3 Dividends. All dividends paid to the Trustee on shares of Employer Stock held in a Participant's accounts shall be reinvested primarily in Employer Stock; provided, however, that at the direction of the Administrative Committee, such dividends may be paid in cash to the Participants on whose behalf such accounts are maintained within 90 days of the applicable dividend record date. All dividends paid on shares of Employer Stock held in an Employer Stock Suspense Account, and any earnings thereon, shall be used to pay principal and interest on the Acquisition Loan made to finance the purchase of such shares; except that dividends which the Trustee determines are not currently needed to pay principal or interest on such Acquisition Loan may, in the discretion of the Administrative Committee, be treated as earnings on Employer Stock previously allocated to Participants and may be held, invested or distributed pursuant to Section 10.2, as directed by the Administrative Committee.

                            Article X

                         THE TRUST FUND


10.1 Trust Fund. All contributions made under the Plan shall be paid to the Trustee from time to time in accordance with the provisions of the Plan, and the investments thereof, shall, together with the earnings and income thereon, be held by the Trustee IN TRUST and invested in accordance with the provisions of the Trust Agreement for the exclusive benefit of Participants and their Beneficiaries. No person shall have any rights to or interest in the Trust Fund or the specific assets thereof except as provided in the Plan and the Trust Agreement.

10.2 Investment of ESOP and Employer Matching Contributions.

     (a) In General. The Trustee shall invest and reinvest the Participants' ESOP Accounts and Employer Matching Contribution Accounts primarily in Employer Stock. Any cash contributed by the Employer to the Trust Fund for such Accounts, other than cash contributed for the payment of principal and interest currently due under the terms of an Acquisition Loan, and all dividends received by the Trustee with respect to Employer Stock in the Trust Fund not held in an Employer Stock Suspense Account shall be used to purchase shares of Employer Stock or shall be otherwise invested as the Trustee shall determine or, pursuant to a Participant's instructions, in Employer Stock; except that dividends received in respect of shares of Employer Stock allocated to Participants' Accounts may, at the direction of the Administrative Committee, be paid in cash to such Participants within 90 days of the applicable dividend record date.

     (b) Purchases of Employer Stock. Shares of Employer Stock contributed by or purchased from the Employer may be authorized but unissued shares of such Stock or shares of such Stock held as treasury stock. Any purchases of Employer Stock may be made on the open market, from the Employer or in privately negotiated transactions. All purchases of Employer Stock by the Trustee from the Employer shall be made at a price equal to the fair market value of such Employer Stock as determined by the Trustee. The fair market value of Employer Stock shall be its closing price on an established securities market on the date of any such purchase provided that such Employer Stock continues to be listed on such market.

     (c) Temporary Investments. Pending investment of the Participants' ESOP and Employer Matching Contribution Accounts in Employer Stock, the Trustee may invest any cash held therein in short-term obligations of the United States Government or agencies thereof or in other types of short-term investments, including commercial paper (other than obligations of the Employer or its affiliates) and money market mutual funds, and commingled funds for the short-term investment of cash maintained by the Trustee. In the event the Trustee finds it necessary to dispose of any Employer Stock under circumstances which require registration or qualification under Federal or state securities laws, the Employer, at its expense, will take or cause to be taken any and all such actions as may be necessary or appropriate to comply with such laws.

     (d) ESOP Diversification. Notwithstanding the foregoing and Section 6.3, commencing in the Plan Year which is no later than ten years after October 1, 1987 and in each Plan Year thereafter the Plan will make available to Qualified Participants alternative investment options with respect to the investment of their ESOP and/or Employer Matching Contribution Accounts consistent with United States Treasury Department Regulations. Such investment options may include one or more of the investment funds established pursuant to Section 10.3. During the first 90 days of the Plan Year immediately following the Plan Year in which a Participant has become a Qualified Participant, he may elect to transfer up to 25% of the amount to the credit of his ESOP and/or Employer Matching Contribution Account as of the close of the Plan Year preceding such election into one or more of the alternative investment funds then available under the Plan. During the first 90 days of the second, third, fourth, fifth and sixth Plan Years immediately following the Plan Year in which a Participant has become a Qualified Participant, he may make the same election as provided in the preceding sentence except that the 25% maximum shall be reduced by whatever percentage or percentages of his ESOP and/or Employer Matching Contribution Account have been transferred pursuant to a prior election; provided, however, that in the sixth such Plan Year the maximum percentage of his account which may be so transferred shall be 50% reduced by the total percentage previously elected. In the event the Plan does not make alternative investment options available to Qualified Participants as above provided, Qualified Participants shall have the right to elect current distributions of their ESOP and/or Employer Matching Contribution Accounts in lieu of and to the same extent and in the same manner as the elective investment transfers provided above.

10.3 Investment of Other Contributions.

     (a) In General. All contributions made under the Plan except for those specified in Section 10.2 shall be paid over to the Trustee and, pursuant to each Participant's instructions, shall be invested and reinvested by the Trustee or by an Investment Manager appointed by the Administrative Committee in one or more investment funds established from time to time by the Administrative Committee. Requirements for the timing and frequency of and any limitations regarding investment election changes shall be established from time to time by the Administrative Committee.

     (b) Investment in Employer Stock. For the purpose of investing contributions pursuant to this Section 10.3, the Trustee shall establish investment funds to be invested solely in

Employer Stock (collectively, the "Employer Stock Investment Fund"). This Employer Stock Investment Fund shall be used for purposes of the Participant investment elections relating to the contributions provided for under Articles IV and VII. For purposes of obtaining the Employer Stock to be used in such Employer Stock Investment Fund, purchases of Employer Stock may be made on the open market, from the Employer or in privately negotiated transactions (as provided in Section 10.2(b)), or the Administrative Committee may direct the Trustee to purchase the Employer Stock from the Plan for its then fair market value. The proceeds of any such sale by the Plan shall be used by the Trustee to repay the Acquisition Loan. In such event, the Employer Stock purchased from the Employer Stock Suspense Account will be allocated to the appropriate Employer Stock Investment Fund for purposes of the Employees' Savings Account. Participant investments in Employer Stock pursuant to this Section 10.3 may not be reinvested in any other investment vehicle or fund under the Plan.

10.4 Voting of Allocated Shares. Employer Stock held by the Trustee and allocated to Participants' Accounts shall be voted by the Trustee at each annual meeting and at each special meeting of stockholders of the Employer as directed by the Participant (or his Beneficiary) to whose Account such Employer Stock is credited. Fractional shares shall be aggregated for this purpose. The Employer shall cause each Participant (or his Beneficiary) to be provided with a copy of a notice of each such stockholder meeting and the proxy statement of the Employer, together with the appropriate form for indicating his voting instructions. If instructions are not timely received by the Trustee with respect to any such Employer Stock, the Trustee shall vote the uninstructed Employer Stock as directed by the Investment Committee.

10.5 Voting of Unallocated Shares.  Employer Stock held by the
Trustee in an Employer Stock Suspense Account shall be voted by the Trustee as directed by the Investment Committee.

10.6 Purchase Offers - Allocated Shares. Each Participant or his Beneficiary shall have the right to direct the Trustee as to the manner in which to respond to any tender, exchange or purchase offer, or any matter related thereto, with respect to Employer Stock credited to his Account. The Trustee will endeavor to distribute or cause to be distributed to each such Participant or Beneficiary all written materials received by the Trustee as record owner of Employer Stock pertaining to any such offer and shall provide forms for giving such directions. A Participant or Beneficiary may at any time revoke or change any such direction upon submission to the Trustee of a timely new direction. If Participant or Beneficiary directions are not timely received by the Trustee with respect to any such Employer Stock, the Trustee shall accept or reject the offer with respect to such uninstructed Employer Stock as directed by the Investment Committee.

10.7 Purchase Offers - Unallocated Shares. The Trustee shall accept or reject any such tender, exchange or purchase offer with respect to Employer Stock held by the Trustee in an Employer Stock Suspense Account as directed by the Investment Committee.

10.8 Trustee's Fiduciary Duties. The Trustee shall discharge its duties with respect to Employer Stock solely in the interests of the Participants and Beneficiaries of the Plan and in accordance with the fiduciary requirements of ERISA. The Trustee is authorized to engage independent advisors, consultants, counsel and experts in furtherance of its duties and responsibilities hereunder.

10.9 Receipt of Cash Upon Sale or Exchange of Allocated Shares. If any Employer Stock allocated to Participants' Accounts is sold or exchanged in a tender, exchange or purchase offer or in a transaction relating thereto or following any such offer or in a similar transaction, including a merger or reorganization of the Employer in which the stockholders of the Employer receive cash or non-equity securities, the cash or securities received in ex-change therefor shall be held in a separate investment fund in the Trust Fund for the Accounts of the Participants and Beneficiaries in respect of whose interests in Employer Stock were sold or exchanged. Any cash shall be invested in short-term investments pending amendment of the Plan and Trust to provide for the future investment of same or the termination of the Plan and Trust.

10.10 Receipt of Cash Upon Sale or Exchange of Unallocated Shares. If any Employer Stock held in an Employer Stock Suspense Account is sold or exchanged in a tender, exchange or purchase offer or in a transaction relating thereto or following any such offer or in a similar transaction, including a merger or reorganization of the Employer in which the stockholders of the Employer receive cash or non-equity securities, or any such Employer Stock is allocated to any other Account established under the Plan, any cash received therefor shall be used to pay principal and interest under outstanding Acquisition Loans and any securities received therefor shall be sold by the Trustee as soon as practicable and the cash proceeds thereof shall be used for the same purpose. If after the repayment of all amounts of principal and interest owed under all Acquisition Loans there remains any excess amount in such Employer Stock Suspense Account, such excess amount shall be allocated to Participants' and Beneficiaries' Accounts in the ratio that the value of each such Account as of the last day of the calendar month immediately preceding such allocation bears to the total value of all such Accounts as of the same date. In the event any Employer Stock held in an Employer Stock Suspense Account is sold or exchanged pursuant to this Section 10.10, all Accounts of Participants and Beneficiaries under the Plan and Trust shall immediately become 100% vested and nonforfeitable.

                           Article XI

                  DISTRIBUTION TO PARTICIPANTS


11.1  Retirement, Disability or Death.

      (a) In General. If a Participant's service is terminated by Retirement, Disability, lay-off or death, the amount to the credit of his Accounts as of the Valuation Date coinciding with or next following such termination shall be distributed to him, if living, or to his designated Beneficiary if he is then dead, in a lump sum within sixty (60) days following such Valuation Date or as soon thereafter as practicable, but in no event later than the April 1st of the calendar year following the calendar year in which he attains age 70-1/2, as required pursuant to subsection (b) below. The Participant's share of the subsequent Employer contributions, if any, for the year of Retirement, Disability or death shall either be distributed within ninety
(90) days following the end of such year or as soon thereafter as practicable to him or to his designated Beneficiary or estate. Notwithstanding the foregoing, unless a Participant elects otherwise, the amount to the credit of his Accounts shall be distributed to him no later than sixty (60) days after the latest of the close of the Plan Year in which (i) he attains age 65,
(ii) occurs the tenth (10th) anniversary of the year he commenced participation in the Plan or (iii) he terminates his service with the Employer.

      (b)   Required In-Service Distributions.

            (i) The payment of the amount to the credit of a Participant's accounts shall commence not later than the April 1 next following the calendar year in which he attains age 70-1/2.

            (ii) Notwithstanding anything to the contrary contained in clause (i) above, the payment of the amount to the credit of a Participant's accounts, where such Participant attained age 70-1/2 prior to January 1, 1988 and is still an Employee as of the April 1 next following the calendar year in which he attains age 70-1/2, shall commence not later than the April 1 of the calendar year following the calendar year in which he retires.

            The payment of the amount to the credit of a Participant's accounts, where such Participant attained age
70-1/2 during the 1988 calendar year and was still an Employee as of January 1, 1988, shall commence not later than April 1, 1990.

            (iii) The minimum annual distribution required under clause (ii) above shall be equal to an amount determined by dividing the value of the Participant's accounts as of the last business day in the previous calendar year by whichever of the following life expectancies is selected by the Participant:

               (A)  the Participant's life expectancy; or

               (B) the joint life and last survivor expectancy of the Participant and his Beneficiary.

            (iv) The commencement of a Participant's minimum required distributions under clauses (ii) and (iii) above shall not affect his ability to make Employee contributions or to receive allocations of Employer contributions.

            (v) For purposes of this subsection (b), the life expectancy of a Participant and a Participant's spouse may be redetermined, but not more frequently than annually, and in accordance with such rules as may be prescribed by Treasury Regulations. Further, life expectancy and joint and last survivor expectancy shall be computed using the return multiples of Treasury Regulation Section 1.72-9.

            (vi) Regardless of the form of payment, all distributions shall comply with Section 401(a)(9) of the Code and the Treasury Regulations thereunder, including the minimum distribution incidental death benefit requirement of Section 401(a)(9)(G) of the Code and the Treasury Regulations thereunder, and such provisions shall override any Plan provisions otherwise inconsistent therewith.

11.2 Vesting. All amounts to the credit of a Participant's accounts under this Plan shall be 100% vested and nonforfeitable at all times.

11.3 Consents. If the amount to the credit of a Participant's accounts exceeds $3,500 and becomes distributable to him on an immediate lump sum basis pursuant to Section 11.1, no such distribution shall be made to him unless he consents in writing to same. Failure to give such consent shall be deemed to be an election to have the amount to the credit of his accounts distributed in a lump sum after the Valuation Date coinciding with or next following the date on which he attains age 70-1/2 or on which the Administrative Committee receives notice of his death or on which he gives such consent, whichever is the earliest; provided, however, that if the Participant's Beneficiary is his surviving spouse, the Participant's surviving spouse may defer distribution after the Participant's death until the last day of the month in which he would have attained age 70-1/2.

      For purposes of determining whether the value of a Participant's accounts does not exceed $3,500, the combined value of the Participant's AS Savings Plan Account (as defined in
Section 20.1) and his other accounts under the Plan shall be considered.

11.4 Risk of Loss. If the amount to the credit of a Parti-cipant's Accounts is distributable to him on a deferred basis as provided above, his Accounts shall remain invested in the Trust

Fund pursuant to his instructions, subject to periodic revaluation and the consequent risk of loss.

11.5 Beneficiaries. Designation of Beneficiaries must be made in writing and filed with the Employer in such form and manner as the Administrative Committee from time to time may determine, and Beneficiaries may be changed at any time prior to the death of the Participant in the same manner. Any Beneficiary designation made by a married Participant shall be ineffective unless his spouse is the designated Beneficiary or consents to such designation in accordance with Section 205(c)(2)(A) of ERISA.
Any Beneficiary designation made by an unmarried Participant who subsequently marries or by a married Participant who subsequently remarries shall be ineffective unless his spouse or new spouse, respectively, is such Beneficiary or consents to such designation in accordance with Section 205(c)(2)(A) of ERISA. In the event that the Participant fails to designate a Beneficiary to receive a benefit that becomes payable pursuant to the provisions of this
Article XI, or in the event that the Participant is predeceased by all designated primary and contingent Beneficiaries, his accounts shall be payable to the following classes of takers, each class to take to the exclusion of all subsequent classes, and all members of each class to share equally:

            (i)     Surviving spouse;

            (ii)    Lineal descendants (including adopted
      children and stepchildren), per stirpes;

            (iii)   Surviving Parents; or

            (iv)    Participant's estate.

11.6 Termination of Service for Any Other Reason. If a Participant's service is terminated for any reason other than Retirement, Disability, lay-off or death, the amount to the credit of his accounts as of the Valuation Date coinciding with or next following such termination shall be distributed to him as soon thereafter as practicable; provided, however, that no lump sum distribution shall be made to a Participant unless he consents in writing to such distribution or unless the amount of such distribution which is attributable to the then value of his accounts does not exceed $3,500. If any such Participant refuses to consent to a lump sum distribution, the amount to the credit of his accounts shall remain in the Trust Fund subject to periodic revaluation and the risk of loss provisions of
Section 11.4, and will be distributed in accordance with
Section 11.3.

11.7 Forms of Distributions. All distributions from the Plan shall be in cash; provided, however, the Administrative Committee in its sole discretion may direct distribution of a Participant's ESOP and/or Employer Matching Contribution Accounts in whole shares of Employer Stock and cash in lieu of fractional shares. Notwithstanding the foregoing, each Participant (or his

Beneficiary) shall have the right to demand distribution of his ESOP and/or Employer Matching Contribution Accounts in whole shares of Employer Stock and cash in lieu of fractional shares, except to the extent shares allocated to his accounts have been sold or exchanged pursuant to Article X. The Employer shall advise each Participant (or Beneficiary) of his right to demand distribution of his ESOP and/or Employer Matching Contribution Account in such Employer Stock and shall provide an election form for exercising such distribution right. Such election form must be completed, signed and returned to the Employer prior to the distribution date of the Participant's ESOP and/or Employer Matching Contribution Account (or the commencement date of installments, if applicable) and shall be ineffective thereafter. To the extent then permissible under applicable law, if a Par-ticipant receives an offer to purchase his shares of Employer Stock received by him under the Plan, both the Employer and the Plan must first be notified in writing of such Participant's receipt of the offer and intent to sell such shares pursuant to the offer and the Employer and the Plan will then have 14 days to purchase the shares from the Participant for the greater of the offered price or the fair market value of the shares on the date of purchase. The Trustee may also require that a Participant (or Beneficiary) demanding distribution of his ESOP and/or Employer Matching Contribution Account in shares of Employer Stock give a representation in writing that he is acquiring such shares for investment, and not for redistribution thereof, and that the certificate or certificates evidencing such shares be appropriately legended to show that such shares may be subject to restrictions on resale under the Securities Act of 1933 and the Employer's right of first refusal, if applicable.

11.8  Withdrawals.

      (a) In General. A Participant may not withdraw any amounts from his accounts prior to the earliest to occur of the Participant's Retirement, attainment of age 59-1/2, Disability, death, separation from service with the Employer or, for purposes of a withdrawal from a Participant's Savings Account, upon demonstration of financial hardship.

      (b)   Amounts and Timing of Withdrawals.

            (1) Any Participant who prior to October 1, 1989 made nondeductible voluntary supplemental savings contributions (as described in Section 7.2) or voluntary pension contributions (as described in Section 7.3) under the Plan as then in effect (see Section 7.2) or who effective as of October 1, 1989 transferred voluntary pension contributions to the Plan (see
Section 7.3) may, upon written notice filed with the Administrative Committee, have paid to him all or any portion of the aggregate amounts so contributed plus any earnings and less any losses thereon (except for amounts subject to Section 6.3 or Section 10.3(b)) reduced by the amount of any prior withdrawals.

            (2) Any Participant who has attained age 59-1/2 and who has Rollover Contributions (as described in Section 7.1) or on whose behalf the Employer has made Savings Contributions pursuant to a Savings Agreement may, upon written notice filed with the Administrative Committee, have paid to him all or any portion of such contributions (except for amounts subject to Section 6.3 or Section 10.3(b)).

            (3)     Any Participant who has Rollover
Contributions (as described in Section 7.1) or on whose behalf the Employer has made Savings Contributions pursuant to a Savings Agreement may, upon written notice filed with the Administrative Committee, have paid to him all or any portion of such contributions (but, for withdrawals by Participants who have not attained age 59-1/2, not including any earnings thereon) as the Administrative Committee determines to be needed for reasons of the Participant's financial hardship; provided, however, that the minimum financial hardship withdrawal is $1,000 and only one such withdrawal may be made by the Participant during each Plan Year.

            (4) After receipt of written notice requesting a withdrawal, or after approval of a hardship withdrawal request, the Administrative Committee shall promptly deliver it to the Trustee. Any such withdrawals shall be effective as of Valuation Date coinciding with or next following the filing of the withdrawal notice (or the approval of a hardship withdrawal request). After receipt of any such notice from the Admin-istrative Committee, the Trustee shall distribute the appropriate amount to the Participant within sixty (60) days following such Valuation Date or as soon thereafter as practicable.

            (5) Withdrawals will be according to the order in which Sections 11.8(b)(1) through 11.8(b)(3) are presented, as the amounts described in each successive provision are exhausted; provided, however, that withdrawal of any amounts from the Plan shall be satisfied by withdrawing from the Participant's AS Account, in accordance with Section 20.6, before withdrawing any amounts from his or her other accounts under the Plan.

            (6) Notwithstanding the foregoing, any withdrawal by a Transferred Employee (as defined in Section 20.1) who has an outstanding participant loan transferred to the Plan from the AS Saving Plan (as defined in Section 20.1) shall not be greater than the amount which will cause the combined value of his AS Account (as defined in Section 20.1) and his other accounts under the Plan to be twice the outstanding principal balance of the loan and all accrued interest thereon.

      (c) Financial Hardship Withdrawals. A distribution from a Participant's Savings Account shall be considered a distribution due to hardship (a "hardship distribution") if it is on account of: (1) an immediate and heavy financial need of the Participant (including any additional amounts necessary to pay any federal, state and/or local income taxes and/or penalties reasonably anticipated to result from the hardship distribution), and (2) the distribution is necessary to satisfy such financial need. The Administrative Committee may determine that a distribution shall be considered a hardship distribution if it is requested on account of:

            (i) medical expenses described in Section 213(d) of the Code incurred by the Participant, his spouse or dependents (as defined in Section 152 of the Code) or necessary expenses for those persons to obtain medical care described in Section 213(d) of the Code,

            (ii) payment of tuition and related educational fees and room and board expenses for the next 12 months of post-secondary education for the Participant, his spouse, child or dependent,

            (iii) the purchase of the Participant's principal residence (excluding mortgage payments),

            (iv)    the need to prevent the eviction of the
      Participant from his principal residence or foreclosure on the mortgage of his principal residence,

            (v)     such other needs as shall be officially
      recognized by the Internal Revenue Service as giving rise to an immediate and heavy financial need for purposes of
      Section 401(k) of the Code, or

            (vi) such other unexpected or unusual expenses creating an immediate and heavy financial need for which withdrawal is permitted under Section 401(k) of the Code, as determined by the Administrative Committee on the basis of facts and circumstances presented to the Administrative Committee.

      A hardship distribution shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if:
            (A) the distribution does not exceed the amount of the Participant's immediate and heavy financial need,

            (B) the Participant has received all distribu-tions, exclusive of hardship distributions, and all non-taxable loans available under each qualified plan main-tained by the Employer,

            (C)     the Participant's savings contributions under
      Article IV of the Plan and any elective contributions and employee contributions under any other qualified or non-qualified plan of deferred compensation maintained by the Employer are suspended for the 12 month period commencing on the date immediately following receipt of the hardship distribution, and

            (D) for the calendar year immediately following the calendar year of the hardship distribution, the Participant may not have savings contributions made on his behalf under Article IV of the Plan, and any elective contributions made under any other qualified or non-qualified plan of deferred compensation maintained by the Employer, in excess of the dollar limitation on savings contributions referred to in Section 4.4(c) of the Plan for such next following calendar year reduced by the amount of the Participant's savings contributions for the calendar year in which the hardship distribution was made.

      In no event may a hardship distribution be made to the extent that the amount requested exceeds the amount required to satisfy the Participant's financial need or to the extent such need may be satisfied through the use of other resources reasonably available to the Participant. To demonstrate such necessity, the Participant must certify to the Administrative Committee that the financial need cannot be satisfied:

            (I) Through reimbursement or compensation by in-surance or otherwise,

            (II) By reasonable liquidation of the Partici-pant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need,

            (III)   By cessation of savings contributions under
      Article IV of the Plan, or

            (IV) By distributions or nontaxable (at the time of the loan) loans from other plans maintained by the Employer or any other employer, or by borrowing from com-mercial sources on reasonable commercial terms, to the extent such action would not cause or increase an immediate and heavy financial need.

For purposes of the above, the Participant's resources shall be deemed to include the assets of his spouse and minor children that are reasonably available to the Participant.

      In the event that a hardship distribution is made to a Participant, such Participant's savings contributions under
Article IV of the Plan shall be suspended for a period of 12 months.

      No hardship distributions will be permitted with respect to amounts in a Participant's Savings Account which are attributable to post December 31, 1988 earnings.

11.9 Rollover Distributions. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 11.9, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

      An eligible rollover distribution is a distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or the joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

      An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

      A distributee is an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

      A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

      If a distributee does not make a direct rollover election under this Section 11.9 with respect to an eligible rollover distribution, such distribution shall be subject to withholding as required under Section 3405(c) of the Code.

      In the event that the provisions of this Section 11.9 or any part thereof cease to be required by law as a result of subsequent legislation or otherwise, this Section 11.9 or applicable part thereof shall be ineffective without necessity of further amendment of the Plan.

11.10 Limitation on Distribution of Savings Contributions. Savings contributions and any income allocable to such amounts, shall not be distributable earlier than the Participant's Retirement, death, Disability or hardship withdrawal. Such amounts may also be distributed, pursuant to Section 401(k)(10) of the Code and solely in the form of a "lump sum distribution," as defined in Section 401(k)(10)(B)(ii) of the Code, upon:

            (a)     termination of the Plan without the
      establishment or maintenance of another defined contribution plan (other than an "employee stock ownership plan," as defined in Section 4975(e)(7) of the Code) by the Employer,

            (b) the disposition by the Employer of at least eighty-five percent (85%) of the assets used by the Employer in a trade or business thereof, to a corporation not required after such disposition to be aggregated with the Employer pursuant to Sections 414(b), (c), (m) or (o) of the Code, where the Employer continues to maintain the Plan after such disposition, and solely with respect to Employees who, subsequent to such disposition, continue employment with the corporation acquiring such assets, or

            (c) the disposition by the Employer of the Employer's interest in a subsidiary, to an entity not required after such disposition to be aggregated with the Employer pursuant to Sections 414(b), (c), (m) or (o) of the Code, where the Employer continues to maintain the Plan after such disposition, and solely with respect to Employees who, subsequent to such disposition, continue employment with such subsidiary.

                           Article XII

      ADMINISTRATION OF PLAN AND MANAGEMENT OF PLAN ASSETS


12.1 Employer Responsibility and Actions. The Employer accepts responsibility as a named fiduciary of the Plan with respect to the selection, retention and replacement of the Trustee of the Trust Fund, the selection, retention or replacement of the members of the Administrative Committee and the Investment Committee, the mandatory investments in Employer Stock, and for the review of the performance of the fiduciary duties and responsibilities vested in such Trustee and such Committees under the Plan and Trust. The Employer shall act by resolution of its Board of Directors. Such action shall be evidenced by written resolution certified in writing by the Secretary or Assistant Secretary of the Employer or by two members of such Board that such was duly approved and adopted by the Board.

12.2 Administrative Committee. The Administrative Committee shall consist of not less than 3 nor more than 5 members to be selected by the Board of Directors and a majority of whom shall be officers of the Employer. The Administrative Committee shall have primary discretionary responsibility and authority for the administration of the Plan (except for the duties relegated to the Investment Committee under Section 12.4), including the power and authority to (i) interpret the Plan's provisions and interpret ambiguities therein; (ii) authorize distributions from the Trust Fund; (iii) establish and enforce such rules and regulations as they shall deem proper for the efficient administration of the Plan; (iv) determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan; (v) appoint an Investment Manager for purposes of Section 12.3; (vi) establish investment funds for investing the assets held under the Trust Fund; (vii) establish benefit claim procedures for purposes of Article XIV; (viii) con-sider and decide conclusively appeals by any claimant in accordance with an appeals procedure established by the Administrative Committee pursuant to Article XIV; (ix) determine the existence of financial hardship for purposes of Section 11.8(c); and (x) maintain records of Participant investment fund elections, communicate same to the Trustee and authorize the payment of benefits from the Trust Fund. The Administrative Committee shall have the authority to engage independent counsel and consultants and to compensate them out of Plan assets. The Administrative Committee shall also have the responsibility with respect to reporting and disclosure requirements under ERISA.
The Administrative Committee shall also, from time to time, recommend Plan amendments to the Board of Directors as the Administrative Committee in consultation with others may deem appropriate. In exercising such powers and authorities, the Administrative Committee shall at all times exercise good faith, apply standards of uniform application, and refrain from arbitrary action.

12.3  Delegation of Administrative Committee Responsibilities.
In addition to and in furtherance of the powers and authorities herein conveyed, the Administrative Committee shall be authorized, in its discretion to allocate responsibilities among one or more of its members, and to delegate responsibilities to any person or persons selected by it. Any action taken by the Administrative Committee shall be taken by a majority of its members at a meeting or by written instrument approved by such majority in the absence of a meeting. A written resolution or memorandum signed by one member of the Administrative Committee shall be sufficient evidence to any person of any action taken by such Administrative Committee. No member of the Administrative Committee shall be responsible for the breach of any obligation or duty by any other party not expressly delegated to such member unless such member knowingly participates in or knowingly undertakes to conceal such breach.

12.4  Investment Committee.

      (a) In General. The Investment Committee shall consist of not less than 3 nor more than 5 members, to be selected by the Board of Directors. The Investment Committee shall (i) direct the Trustee as to the voting and/or acceptance or rejection of a tender, exchange or purchase offer under Article X as to unallocated shares of Employer Stock or allocated shares of Employer Stock as to which the Trustee has not received timely instructions from a Participant or Beneficiary and (ii) be responsible for negotiating the terms of any Acquisition Loans and directing the Trustee to enter into such Loans under
Article VIII.

      (b) Investment Committee Actions. Any action taken by the Investment Committee shall be taken by a majority of its members at a meeting or by written instrument approved by such majority in the absence of a meeting. A written resolution or memorandum signed by all members of the Investment Committee shall be sufficient evidence to any person of any action taken by the Investment Committee.

      (c) Investment Committee Compensation. The members of the Investment Committee shall be entitled to reasonable compensation for the performance of their duties and responsibilities under the Plan and the Trust Agreement except for those members who are both officers and directors of the Employer receiving full-time pay therefrom.

12.5 Plan Records. The Administrative Committee shall in an equitable manner provide for maintenance of separate accounts for each Participant to which there shall be credited the Parti-cipant's nondeductible voluntary supplemental savings contri-butions prior to October 1, 1989, any transferred or rollover contributions, the portion of each Employer contribution allocable to such Participant, and the share of such Participant in the earnings of the Trust Fund related thereto. The Administrative Committee shall keep records of all investments, receipts and disbursements and other transactions of the Trust Fund, and all accounts, books and records relating thereto shall be open to inspection by any person designated by the Employer. The Trustee shall value the Trust Fund at its current fair market value and provide valuation reports to the Administrative Committee, at least annually. The Employer or the Administrative Committee, as the case may be, shall apportion the Trust Fund as valued annually among the Participants in proportion to their respective interests in the Trust Fund immediately preceding such valuation date. The Administrative Committee shall furnish statements to Participants showing their interests in the Trust Fund at least annually or more frequently as determined by the Administrative Committee. Notwithstanding the foregoing, all of the accounts, records, statements and the like contemplated by this Section 12.5 may be maintained and kept by the Employer or a recordkeeper designated by the Employer, in which case neither the Trustee nor the Administrative Committee shall have responsibility for any record keeping duties specified herein except the responsibility for monitoring same.

12.6 Dual Capacities. Any person, corporation or other entity may serve in more than one fiduciary capacity under the Plan and any such person or persons may participate in the Plan if otherwise eligible.

12.7 Payment of Expenses. All taxes of any kind that may be assessed or levied against or in respect of the Trust Fund and all brokerage commissions incurred by the Trust Fund shall be paid from the Trust Fund. All other expenses of the Plan and its administration (except expenses described in Section 12.2) shall be paid by the Employer, but until paid shall constitute a charge upon the Trust Fund.

12.8 Investment Committee's Fiduciary Duties. The Investment Committee shall discharge its duties with respect to Employer Stock over which it has voting authority or the authority to accept or reject a tender, purchase or exchange offer solely in the interests of the Participants and Beneficiaries of the Plan and in accordance with the fiduciary requirements of ERISA. For purposes of Article X, in determining whether to accept or reject a tender, exchange or purchase offer, the Investment Committee is expressly authorized and directed to consider the long-term best interests of the Participants and their Beneficiaries including, but not limited to (i) the history, reputation and stated intentions of any person or persons making a tender, exchange or purchase offer for Employer Stock with respect to continuation of the Employer's business, employment of Participants and employee benefit plans comparable to the Plan and other employee benefit plans maintained by the Employer and covering Participants, (ii) the discharge or layoff of employees whose employer has been the successful target of a similar offer, (iii) the closing or sale of plants or business operations of any such prior target, (iv) the business operations changes suggested by the terms of the financing made available to the purchasers, and (v) in general, any other factor considered by the Investment Committee to be relevant to the welfare of the Participants, their families and their Beneficiaries, as well as the immediate financial gain, if any, to be realized by Participants and their Beneficiaries under the Plan in respect of such offer. The Investment Committee is authorized to engage independent advisors, consultants, counsel and experts in furtherance of its duties and responsibilities hereunder.

12.9 Indemnification of the Committees. The Administrative Committee and the Investment Committee (for purposes of this Section 12.9, referred to collectively as the "Committees"), the individual members of the Committees and any fiduciaries appointed by either or both of the Committees who are Employees, shall be indemnified and held harmless by the Employer and not from the assets of the Trust Fund, against any and all liabilities arising or costs incurred by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating hereto; provided, however, that the preceding shall not apply to acts or failures to act due to gross negligence or willful conduct.

                          Article XIII

                        CLAIMS PROCEDURES


13.1 Applications for Benefits. Each Participant and/or Beneficiary believing himself eligible for benefits under this Plan may apply for such benefits by completing and filing with the Administrative Committee an application for benefits on a form supplied by the Administrative Committee. Before the date on which benefit payments commence, each such application must be supported by such information and data as the Administrative Committee deems relevant and appropriate. Evidence of age, marital status (and, in the appropriate instances, health, death or Disability), and location of residence shall be required of all applicants for benefits.

13.2 Appeals of Denied Claims for Benefits. In the event that any claim for benefits is denied in whole or in part, the Participant or Beneficiary whose claim has been so denied shall be notified of such denial in writing by the Administrative Committee. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant or Beneficiary, as the case may be, of the procedure for the appeal of such denial. All appeals shall be made by the following procedure:

            (i) The Participant or Beneficiary whose claim has been denied shall file with the Administrative Committee a notice of desire to appeal the denial. Such notice shall be filed within sixty (60) days of notification by the Administrative Committee of claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. Appeals not timely filed shall be barred.

            (ii) The Administrative Committee shall, within thirty (30) days of receipt of the Participant's or Beneficiary's notice of appeal, establish a hearing date on which the Participant or Beneficiary may make an oral presentation to the Administrative Committee in support of his appeal. The Participant or Beneficiary shall be given not less than ten (10) days' notice of the date set for the hearing.

            (iii) The Administrative Committee shall consider the merits of the claimant's written and oral presenta-tions, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Administrative Committee shall deem relevant. If the claimant elects not to make an oral presentation, such election shall not be deemed adverse to his interest, and the Administrative Committee shall proceed as set forth below as though an oral presentation of the contents of the claimant's written presentation had been made.

            (iv) The Administrative Committee shall render a determination upon the appealed claim which determination shall be accompanied by a written statement as to the reasons therefor. The determination so rendered shall be conclusive and binding upon all parties.

                           Article XIV

                    AMENDMENT OR TERMINATION


14.1  Exclusive Benefit.  Except as otherwise provided in
Section 18.1, no part of the corpus or income of the Trust Fund shall be used for or diverted to purposes other than for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Subject to this provision, the Plan may be amended at any time by action of the Board of Directors, and any amendment may be given retroactive effect; provided, however, that no amendment shall have the effect of depriving any Participant or Beneficiary of all or any part of the amount then to the credit of his account under the Plan.

14.2 Termination. The Plan may be terminated or partially terminated at any time by the Board of Directors. In the event of termination or partial termination of the Plan or a complete discontinuance of contributions under the Plan, no contribution shall be made thereafter with respect to affected Participants except for a month or year the last day of which coincides with or precedes such termination or partial termination; no distribution with respect to affected Participants shall be made except either as provided in the Plan or as determined by said Board of Directors; the rights of all affected Participants to the amounts to the credit of their accounts as of the date of such termination or partial termination shall vest; and no person shall have any right or interest except with respect to the Trust Fund.

                           Article XV

                          MISCELLANEOUS


15.1 Anti-Alienation. Except as otherwise required by law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and shall not be subject to attachment, garnishment or other legal process. Notwithstanding the foregoing and any other provision of the Plan to the contrary, distribution of the amount to the credit of a Participant's accounts shall be made in accordance with the terms of a qualified domestic relations order to a Participant's spouse, former spouse, child or other dependent or any person specified in such order provided such order and the terms thereof meet the requirements of Section 206(d) of ERISA.

15.2 Not a Contract of Employment. Neither the establishment of the Plan nor participation therein shall confer upon any person any right to be continued as an Employee of the Employer, and the Employer reserves the right to discharge any Employee whenever, in its sole judgment, the interest of the Employer so requires. The Plan shall be construed, administered and enforced according to the laws of the State of New York, except to the extent that state law shall have been preempted by the provisions of ERISA or any other laws of the United States heretofore or hereafter enacted, as the same may be amended from time to time.

15.3 Incapacity. If a Participant or Beneficiary to whom benefits shall be due under the Plan shall be or become incompetent, either physically or mentally, in the judgment of the Trustee, the Trustee shall have the right to determine to whom such benefits shall be paid for the benefit of such Participant or Beneficiary.

15.4 Current Address. Each Participant and Beneficiary shall keep the Employer advised of his or her current address. If amounts become distributable under the Plan and the Employer is unable to locate the Participant or Beneficiary to whom the distributions are payable, the accounts of such Participant or Beneficiary shall be closed when the Participant would have attained age 70-1/2 and the amount then to the credit of such accounts shall be applied to reduce Employer contributions. If, however, such Participant or Beneficiary subsequently makes proper claim to the Employer for such amount, the amount to which the Participant or Beneficiary is entitled will be restored to the Trust Fund by the Employer out of its next contribution, if any, and will be distributable in accordance with the terms of the Plan.

                           Article XVI

                           LIMITATIONS


16.1 In General. In no event shall the annual additions for any Participant under this Plan when aggregated with annual additions under any other tax-qualified defined contribution plan maintained by the Employer exceed the maximum permitted from time to time under Section 415 of the Code. Nor shall the sum of any Participant's defined benefit fraction and defined contribution plan fraction in any Plan Year exceed 1.0, as such terms are defined and calculated under Section 415 of the Code.

16.2 Priority. Should the limitations of Section 415 of the Code be exceeded for any Participant, any required reduction of his benefits to comply with Section 415 shall be made in the following order of priority:

            (i) from the Employee's Savings Account under this Plan, if any;

            (ii) from the Employee's Employer Matching Contri-bution Account under this Plan, if any;

            (iii) from the Employee's ESOP Account under this Plan;

            (iv) from the Employee's accrued benefit under the Employer's Retirement Plan.

      If the annual additions for a Participant would cause the limitations of Code Section 415 applicable to that Participant for the limitation year to be exceeded, as a result of a reasonable error in estimating the Participant's annual compensation or a reasonable error in determining the amount of elective deferral savings contributions that may be made with respect to the Participant under the limits of Code Section 415 or under other facts and circumstances that the Internal Revenue Service finds justify the availability of the rules set forth in Treasury Regulation Section 1.415-6(b)(6), the excess amounts shall not be deemed annual additions in that limitation year if they are treated in accordance with any one of the methods under
Section 1.415-6(b)(6).  Briefly summarized, the methods are:

            (i)     reallocate the excess in the current
limitation year to all other Participants;

            (ii) reallocate the excess in the next limitation year to the affected Participant;

            (iii) reallocate the excess in the next limitation year to all Participants; or

            (iv)    distribute elective deferral savings
contributions to the extent that the distribution will reduce the excess annual additions.

Gains on returned elective deferral savings contributions may be distributed provided that for limitation years which begin after December 31, 1995, such gains are considered annual additions if they are not distributed. Employer matching contributions that relate to returned elective deferrals for Highly Compensated Employees (within the meaning of Code Section 414(q)) will be reallocated in accordance with one of the methods referenced above; Employer matching contributions for non Highly Compensated Employees will not be reallocated.

16.3 Special Limitation. Notwithstanding the foregoing, for purposes of satisfying the provisions of Section 415(c)(6) of the Code, in no event shall more than one-third (33 1/3%) of the Employer contributions for any Plan Year (including the cost to the Trust Fund of any shares withdrawn from an Employer Stock Suspense Account during such Plan Year) be allocated to Highly Compensated Employees.

                          Article XVII

                   MERGERS, CONSOLIDATIONS AND
                  ASSETS OR LIABILITY TRANSFERS


17.1 In General. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant and Beneficiary under the Plan shall be entitled to receive a benefit immediately after the merger, consolidation or transfer (if the merged, consolidated or transferee plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

17.2 Transfer of Assets and Liabilities from AS Savings Plan. Effective on or after July 31, 1994, the Plan shall have transferred to it the AS Savings Plan Accounts (as defined in Section 20.1) and the corresponding liabilities with respect to the Transferred Employees (as defined in Section 20.1), such Accounts consisting of cash, promissory notes evidencing participant loans from the AS Savings Plan, and AlliedSignal Inc. Common Stock (as defined in Section 20.1). As a result of and subsequent to the transfer, the AS Savings Plan Accounts shall be subject to the terms and conditions of this Plan, including the terms and conditions specific to the Accounts which are provided in Article XX. Nothing contained herein shall reduce the amount of any Transferred Employee's AS Savings Plan Account or eliminate an optional form of benefit with respect to benefits attributable to service before the transfer (as provided in Section 204(g) of ERISA).

                          Article XVIII

                     REFUND OF CONTRIBUTIONS


18.1 In General. Employer contributions under the Plan are conditioned upon the receipt of a determination from the Internal Revenue Service that the Plan and Trust meets the requirements of an employee stock ownership plan under Sections 401(a) and 4975(e)(7) of the Code. The Plan shall be ineffective and Employer contributions shall be returned to the Employer if such determination is not received, provided the return of Employer contributions is made within one year after the Service's notice that the Plan does not meet such requirements or, if such denial is appealed to the courts, within one year after the date a court decision upholding such denial becomes final.

18.2 Deductibility. If a contribution is conditioned upon its deductibility under Section 404 of the Code, the contribution, to the extent deduction is disallowed by the Internal Revenue Service, may be returned to the Employer making the contribution within one year after the disallowance or, if such disallowance is appealed to the courts, within one year after the date a court decision upholding such disallowance becomes final.

18.3 Mistake of Fact. If a contribution is made by a mistake of fact, the contribution may be returned to the Employer making the contribution within one year after it was paid to the Trust
Fund.

                           Article XIX

                      TOP-HEAVY PROVISIONS


19.1 In General. This Plan shall be a Top-Heavy Plan for any Plan Year in which, as of the Determination Date the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the present value of accrued benefits and the Aggregate Accounts of all Key Employees and Non-Key Employees under this Plan and all plans of an Aggregation Group.

      If any Participant is a Non-Key Employee for any Plan
Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's present value of accrued benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group). In addition if a Participant has not received any compensation from any Employer maintaining the Plan (other than benefits under the Plan) at any time during the five-year period ending on the Determination Date, the Aggregate Account for such Participant shall not be taken into account for the purposes of determining whether this Plan is a Top-Heavy Plan.

19.2  Definitions.

      (a)   "Aggregate Account" -  A Participant's Aggregate
Account as of the Determination Date is the sum of:

            (1) The balances of his accounts as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date;

            (2) An adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the valuation date but on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year;

            (3) Any Plan distributions made within the Plan Year which includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top-heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the valuation date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in the Aggregation Group, will be counted. Furthermore, distributions from the Plan (including the cash value of life insurance policies) of a Participant's account balances because of death shall be treated as a distribution for the purposes of this paragraph;

            (4) Any Employee contributions, whether voluntary or mandatory;

            (5) With respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfer it shall be considered as a distribution for the purposes of this
      Article XIX. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers accepted after December 31, 1983 as part of the Participant's Aggregate Account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant's Aggregate Account balance; and

            (6) With respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Article XIX. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

      (b)   "Aggregation Group" - shall mean either a Required
Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

            (1) "Required Aggregation Group" - In deter-mining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) and/or 410 of the Code will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

            In the case of a Required Aggregation Group, each plan in the group will be considered a Top-Heavy Plan if the Required Aggregation Group is a Top-Heavy Group. No plan in the Required Aggregation Group will be considered a Top-Heavy Plan if the Required Aggregation Group is not a Top-Heavy Group.

            (2) "Permissive Aggregation Group" - The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Sections 401(a)(4) and 410 of the Code. Such group shall be known as a Permissive
      Aggregation Group.

            In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top-Heavy Plan if the permissive Aggregation Group is a Top-Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is not a Top-Heavy Group.

            (3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top-Heavy Plans.

            (4) An Aggregation Group shall include any termi-nated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

      (c) "Determination Date" - shall mean (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan
Year, the last day of such Plan Year.

      (d) "Top-Heavy Group" - shall mean an Aggregation Group in which, as of the Determination Date, the sum of:

            (1)     the present value of accrued benefits of Key
      Employees under all defined benefit plans included in the group and

            (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

      (e)   "Key Employee - shall mean an employee defined in
Section 416(i) of the Code and the Treasury regulations thereunder. Generally, this shall include any Employee or former Employee (and his Beneficiaries) who, at any time during the Plan Year or any of the preceding four (4) Plan Years, is or was:

            (1) An officer of the Employer (as that term is defined within the meaning of the regulations under
      Section 416 of the Code) having annual "415 compensation" greater than 50 percent of the amount in effect under
      Section 415(b)(1)(A) of the Code for any such Plan Year;

            (2) One of the ten employees having annual "415 compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Section 415(c)(1)(A) of the Code for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Section 318 of the Code) both more than a one-half percent (0.5%) interest and the largest interests in the Employer;

            (3) A "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Sections 414(b), (c) and (m) of the Code shall be treated as separate employers; or

            (4) A "one percent owner" of the Employer having an annual "415 compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Sections 414(b), (c) and (m) of the Code shall be treated as separate employers. However, in determining whether an individual has "415 compensation" of more than $150,000, "415 compensation" from each employer required to be aggregated under Sections 414(b), (c), and (m) of the Code shall be taken into account.

      (f) "Non-Key Employee" - shall mean any Employee or former Employee (and his Beneficiaries) who is not a Key
Employee.

19.3  Minimum Allocations.  For any Plan Year during which the
Plan is a Top-Heavy Plan pursuant to Section 19.1, any Employer contribution for such Plan Year shall be allocated as follows:

      In the event the Plan becomes top-heavy for any Plan Year, all plans in the Required Aggregation Group will also be top-heavy for such year and all Non-Key Employees will be participating in more than one Top-Heavy Plan. In such event there shall be provided to each Non-Key Employee under the Employer's Retirement Plan covering such Non-Key Employee a minimum benefit equal to:

      (a) An annual retirement benefit (with no ancillary benefits) commencing at normal retirement at or after age 65 equal to 3% of his average annual compensation for each year of service during which such plan was top-heavy, excluding any such service in excess of ten (10) years; minus

      (b) The amount of such retirement benefit which could be purchased for such Employee by application of all amounts allocated to his Accounts under this Plan and each defined contribution plan of the Employer as the result of Employer contributions, and forfeitures for all Plan Years during which such Employee was a Participant, but excluding any such allocations which were forfeited by such Employee. The determination of the amount of such retirement benefit which could be purchased for each Non-Key Employee shall be made by the Employer's independent actuaries as of the date of such Employee's termination of service and shall utilize the earnings and actuarial assumptions most recently published by the Pension Benefit Guaranty Corporation.

      (c) Average annual compensation of a Non-Key Employee for purposes of the foregoing shall mean his average annual aggregate compensation, as determined under Section 415(c)(3) of the Code, for the five (5) consecutive years of his service resulting in the highest such average, or for the actual years of his service if fewer than five (5), but in no event shall any compensation be counted for any year which is in excess of (a) $200,000 for Plan Years commencing after December 31, 1988 and (b) $150,000 for Plan Years commencing after December 31, 1993, as such amounts shall be adjusted by the Secretary of the Treasury.

19.4 Top-Heavy Plan Vesting. Notwithstanding the then applicable provisions of Section 11.2, if the Plan becomes a Top-
Heavy Plan in any Plan Year, the account balances of all Participants with two (2) or more Years of Service at the end of such Plan Year shall be at least 20% vested and nonforfeitable.

19.5 Change in Top-Heavy Status. Each Participant with at least one Hour of Service after the Plan became a Top-Heavy Plan and at least three Years of Service when the Plan ceases to be such may elect to continue to have the nonforfeitable percentage of his account balances determined under the vesting schedule in
Section 19.4. For Participants who do not have at least one Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five Years of Service" for "three Years of Service" where such language appears. For Participants who cannot make or who do not make the foregoing election to continue the vesting schedule in
Section 19.4, such vesting schedule shall apply only to their account balances as of the date the Plan ceases to be a Top-Heavy Plan.

19.6 Super Top-Heavy Plan. In the event the Plan becomes a Super Top-Heavy Plan in any Plan Year, the combined benefit limitation applicable to any Employee participating in a defined benefit plan and a defined contribution plan of one or more Employers in a "controlled group" within the meaning of Section 414 of the Code, shall be reduced for such Plan Year from 1.25 to
1.0 for purposes of Sections 416(e)(2)(B) and 416(e)(3)(B) of the Code. The Plan shall be considered to be a Super Top-Heavy Plan in any Plan Year if the percentage determined under Section 19.1 for such Plan Year equals or exceeds ninety percent (90%).



















































                              - 54

                           Article XX

                 TRANSFERRED EMPLOYEE PROVISIONS


20.1 Definitions. As used in this Article XX in the singular or plural, unless otherwise clearly or necessarily indicated by the context:

      (a) "AS Account" and "AS Savings Plan Account" mean an account transferred from the AS Savings Plan and maintained for a Transferred Employee in accordance with Section 17.2.
Subaccounts shall be maintained within each AS Account to reflect the value of After-Tax Contributions, Before-Tax Contributions, AS Contributions, and, where applicable, a Transferred Employee's IRA Account and Rollover Contributions. The Employer or the Administrative Committee shall allocate to each subaccount the attributable investment gains and losses and expenses, and shall adjust such subaccount for withdrawals, distributions and other credits and charges.

      (b) "After-Tax Contributions" means Transferred Employee contributions which were made on an after-tax basis to the AS
Savings Plan.

      (c) "AlliedSignal" means AlliedSignal Inc., a Delaware corporation.

      (d) "AlliedSignal Common Stock" means the common stock of AlliedSignal.

      (e) "Before-Tax Contributions" means Transferred Employee contributions which were made on a pre-tax basis to the AS
Savings Plan.

      (f) "Early Retirement" means "retirement" or "early retirement", within the meaning of the AlliedSignal pension plan in which a Transferred Employee participated as of June 17, 1994, at any age prior to the "normal retirement age" under the pension plan as defined in Section 411(a)(8) of the Code.

      (g) "AS Contributions" means amounts contributed by an employer and credits thereto which arose from forfeitures pursuant to the provisions of the AS Savings Plan.

      (h) "IRA Account" means the separate AS Savings Plan account in which IRA contributions by former participants in the SSP, and the investment results thereof, were held pursuant to the provisions of the AS Savings Plan.

      (i)   "AS Savings Plan" means the AlliedSignal Savings
Plan, as such plan existed immediately prior to the transfer of AS Accounts to this Plan.

      (j) "Reduction-in-Force" means the termination of a Transferred Employee's employment because of a manpower reduction or reorganization by the Employer.

      (k) "Retirement" means "retirement" within the meaning of the AlliedSignal pension plan in which a Transferred Employee participated as of June 17, 1994, including Early Retirement.

      (l) "SSP" shall mean The Signal Companies, Inc. Savings and Stock Purchase Plan, as such plan existed immediately prior to its merger into the AS Savings Plan.

      (m) "Transferred Employee" means an AlliedSignal employee offered employment by Moog Inc., as of the closing date under the stock purchase agreement dated as of June 7, 1994 entered into by AlliedSignal, Moog Inc. and Moog Torrance Inc., provided that such individual accepted the offer of employment.

20.2 Investment of AS Accounts. The AS Accounts may be invested, pursuant to each Transferred Employee's instructions, in any investment fund established pursuant to Section 10.3 for the purpose of investing contributions under the Plan and, until the Administrative Committee establishes otherwise, shares of AlliedSignal Common Stock transferred to the Plan from the AS Savings Plan shall be held by the Trustee pursuant to each Transferred Employee's instructions; provided, however, that no additional shares of AlliedSignal Common Stock shall be purchased and any dividends with respect to AlliedSignal Common Stock shall be invested in other investment funds under the Plan; provided, further, that effective December 1, 1994, (a) AS Accounts shall not be reinvested in Employer Stock, (b) repayments of Transferred Employee loans (as described in Section 20.7) shall not be invested in Employer Stock, and (c) cash proceeds from the sale or exchange of, and any dividends with respect to, AlliedSignal Common Stock (as described in Section 20.8) shall not be invested in Employer Stock. To the extent that a Transferred Employee's AS Account is invested in Employer Stock pursuant to the Transferred Employee's instructions, such investment in Employer Stock may not be reinvested in any other investment vehicle or fund under the Plan, except as otherwise permitted by any other provision of the Plan.

20.3  Transferred Employees' AS Accounts and Subaccounts.

      (a) AS Accounts and Subaccounts. There shall be established for each Transferred Employee a separate AS Account, to which shall be transferred all of each Transferred Employee's After-Tax Contributions, Before-Tax Contributions, Rollover Contributions, AS Contributions and IRA Account contributions under the AS Savings Plan as of the transfer date. Subaccounts shall be maintained within each AS Account to reflect the value of After-Tax Contributions, Before-Tax Contributions, Rollover Contributions, AS Contributions and IRA Account contributions.

20.4 Vesting. Each Transferred Employee shall have a full and immediate vested interest in his or her AS Savings Plan Account.

20.5  Distributions.

      (a) Amount of Benefits. Notwithstanding any other provision of the Plan to the contrary, the amount of benefits payable to a Transferred Employee (or his or her Beneficiary), with respect to the Transferred Employee's AS Account, after the Transferred Employee has terminated employment or upon attaining age 70-1/2 shall be based on the fair market value of the Transferred Employee's AS Account, determined as of the applicable Valuation Date described in paragraph (b) below.

      (b)   Methods of Payment.

            (i) Retirement, Reduction-in-Force, Disability, or Attainment of Age 70-1/2. A Transferred Employee who terminates employment as a result of Retirement, Reduction-in-Force or Disability, or who continues as an Employee (or as a former Employee who continues to receive base pay from the Employer or a related company after termination of the employer-employee relationship) after attaining age 70-1/2 shall be entitled to receive a distribution of his or her AS Account in either (x) a single payment or (y) annual or at least 5 quarterly installments over a period specified by the Transferred Employee not to exceed 25 years. Effective for distributions commencing on or after September 1, 1993, annual or quarterly installment distributions may be received over a period specified by the Transferred Employee not to exceed 40 years.

               (A) Single Sum Payment. A Transferred Employee may select a Valuation Date which will be used in calculating the amount of a single sum payment. Such Valuation Date must coincide with or follow the termination of employment. The Transferred Employee shall specify a single payment and the mode of distribution pursuant to paragraph (e) of this Section 20.5. Payment shall be made as soon as practicable after the applicable Valuation Date. A Transferred Employee may make one prospective change in any of the elections made prior to the Valuation Date originally selected. In no event may such Valuation Date be later than the last Valuation Date of February in the year following the year in which the Transferred Employee attains age 70-1/2.

               (B) Annual or Quarterly Installments. A Trans-ferred Employee may select the frequency of installment payments (either annual or quarterly), the initial Valuation Date (which shall be the last Valuation Date in the calendar year in the case of annual installments (the "annual Valuation Date") or the last Valuation Date of a calendar quarter in the case of quarterly installments (the "quarterly Valuation Date")), and the mode of distribution pursuant to paragraph (e) of this
      Section 20.5, provided such selection is made on or before the initial annual Valuation Date or initial quarterly Valuation Date so selected and such Valuation Date coincides with or follows the termination of employment. Payments will be made as soon as practicable after the annual Valuation Date of each year, in the case of annual installments, or as soon as practicable after each quarterly Valuation Date in each year. A Transferred Employee may make one prospective change in any of the elections made, provided such change is made prior to the initial annual Valuation Date or initial quarterly Valuation Date, whichever is applicable. In no event may the initial annual Valuation Date or initial quarterly Valuation Date be later than the December 31 that is coincident with or immediately follows the date on which the Transferred Employee attains age 70-1/2. In addition, a Transferred Employee who has selected annual installments may, after such installments have commenced, elect on or before December 1 of each year payment of a specific dollar amount, up to the remaining balance in the Transferred Employee's AS Account for the annual installment payable with respect to the annual Valuation Date of the year in which such election is made. A Transferred Employee who has selected quarterly installments may, after such installments have commenced, elect on or before September 1 of each year payment of a specific dollar amount, up to the remaining balance in the Transferred Employee's AS Account, for the total of the four quarterly installments received in the year in which such election is made. In the case of annual install-ments, such dollar amount, or, if greater, the annual installment amount otherwise payable hereunder without regard to such election, shall be paid as soon as practicable after the annual Valuation Date next following the election. In the case of quarterly installments, the September Valuation Date quarterly installment for the year in which such election is made will be an amount equal to the greater of (x) the excess of the dollar amount elected for the four quarterly installments for the year in which such election is made over the aggregate amount of the first three preceding quarterly installments in such year, or (y) the amount of such September Valuation Date quarterly installment determined without regard to the election. Anything in this subparagraph (b)(1)(B) to the contrary notwithstanding, a Transferred Employee may elect, as of any Valuation Date, to take a single sum payment of the remaining balance in his or her AS Account.

            (C) Default Payment. Selection under sub-paragraph (A) above must be made on or before the Valuation Date of the February which follows the calendar year in which the Transferred Employee attains age 70-1/2. Selection under subparagraph (B) above must be made on or before the December 31st which coincides with or immediately follows the date the Transferred Employee attains age 70-1/2. In the absence of a timely selection, distribution shall be made in a single sum payment as soon as practicable after the Valuation Date of the February which follows the calendar year in which the Transferred Employee attains age 70-1/2. In no event may the Valuation Date be later than the Valuation Date of the February that follows the calendar year in which the Transferred Employee attains age 70-1/2.

            (ii) Death. Upon the death of a Transferred Employee, whether or not the Transferred Employee previously terminated employment and whether or not distribution of the Transferred Employee's AS Account has previously commenced, there shall be distributed to the Transferred Employee's Beneficiary, as soon as practicable, but in no event later than one year after the close of the Plan Year of the Transferred Employee's death, the entire remaining AS Account of the Transferred Employee.
Such distribution shall be in a single payment. Notwithstanding the foregoing, distribution of the AS Account of a Transferred Employee who was a Transferred Employee in the SSP on December 31, 1989 may be made, at the election of such Trans-ferred Employee's Beneficiary, in annual installments as described in paragraph (b)(i)(B) of this Section 20.5.

            (iii) Termination of Employment for Reasons other than Retirement, Reduction-in-Force, Disability or Death. A Transferred Employee who terminates employment for a reason other than Retirement, Reduction-in-Force, Disability or Death shall be entitled to receive a distribution of his or her AS Account in a single payment. A Transferred Employee may select a current or future Valuation Date which will be used in calculating the amount of the single sum payment. In addition to specifying the Valuation Date, the Transferred Employee shall elect the mode of distribution pursuant to paragraph (e) of this Section 20.5. Payment shall be made as soon as practicable after the applicable Valuation Date. A Transferred Employee will have one opportunity, prior to the Valuation Date previously selected to change a prior election (whether as to Valuation Date or mode of distribution). In no event, however, may the Valuation Date elected be later than the Valuation Date of the February which follows the calendar year in which the Transferred Employee attains age 70-1/2.

      (c) Cash-Outs. Notwithstanding paragraph (b) above, if the combined value of a Transferred Employee's AS Account and his or her other accounts under the Plan as of the Valuation Date immediately preceding the Transferred Employee's termination of employment does not exceed $3,500, the Transferred Employee shall receive an immediate single payment of his or her accounts as soon thereafter as practicable.

      (d) Minimum Distributions. Notwithstanding anything to the contrary in this Plan, if a Transferred Employee elects (either initially or by a prospective change) installment payments (annual or quarterly) with respect to his or her AS Account, then, in addition to the installment payments otherwise payable to the Transferred Employee pursuant to this Section 20.5 based upon such election, there shall be such additional payments made to the Transferred Employee as are necessary to satisfy the requirements of Section 11.1(b).

      (e) Mode of Distribution. A Transferred Employee's AS Account shall be distributed in cash; provided, however, that to the extent that the Trustee holds on behalf of the Transferred Employee any shares of AlliedSignal Common Stock transferred from the AS Savings Plan, the portion of the AS Account invested in AlliedSignal Common Stock shall be distributed in full shares of AlliedSignal Common Stock (with cash in lieu of fractional shares) or in cash, as the Transferred Employee or, where applicable, each of a Transferred Employee's Beneficiaries, may elect under paragraph (b) of this Section 20.5; provided, further, that in the absence of an election an AS Account having
(x) less than 10 shares of AlliedSignal Common Stock will be distributed in cash, and (y) 10 or more shares of AlliedSignal Common Stock will be distributed in full shares of AlliedSignal Common Stock (with cash in lieu of fractional shares).

      (f) Order of Distributions. Installment distributions shall be made from the following subaccounts in the order set forth below, as the accounts described in each successive sub-paragraph are exhausted:

            (i) After-Tax Contributions. Installment distri-butions from a Transferred Employee's After-Tax Contributions and earnings thereon in the following order:

               (A)  An amount equal to all or part of the
      Transferred Employee's pre-1987 After-Tax Contributions then remaining in his or her AS Account (excluding the earnings thereon) to the extent required to exhaust such amounts, but no more than the current value of such contributions if such value is less than the amount of such contributions,

               (B) An amount equal to all or a pro rata portion of the Transferred Employee's post-1986 After-Tax Contributions, the earnings thereon, and the earnings on the Transferred Employee's pre-1987 After-Tax Contributions (including in each instance Rollover Contributions made before June 1, 1993, which are considered as earnings in the After-Tax Contributions subaccount), to the extent required to exhaust such amounts, but no more than the current value of such contributions and such earnings if such value is less than the amount of such contributions and such earnings.

            (ii)    IRA Account.  All or part of the Transferred
Employee's IRA Account and the earnings thereon,

            (iii) Rollover Contributions. All or part of the Transferred Employee's Rollover Contributions made on and after June 1, 1993 and earnings thereon in his or her Rollover
Contribution subaccount,

            (iv)    AS Contributions.  All or part of the
Transferred Employee's AS Contributions and the earnings thereon, and
            (v) Before-Tax Contributions. All or part of the Transferred Employee's Before-Tax Contributions and the earnings thereon.

      (g) Distribution Procedures. Installment distributions shall be made pro rata from those investment funds in which the respective subaccounts being distributed under paragraph (f) are invested as of the applicable Valuation Date.

20.6  Withdrawals.

      (a) Withdrawals from AS Account. A Transferred Employee who is on the payroll of an Employer may elect to withdraw from his or her AS Account in accordance with the provisions of this
Section 20.6, and according to the order prescribed in this
Section 20.6. Withdrawals hereunder shall be according to the order in which subparagraphs (i) through (v) are presented, as the amounts described in each successive subparagraph are exhausted, pro rata from the investment funds in which the respective subaccounts are invested; provided, however, that to the extent that a Transferred Employee's subaccounts are invested in Employer Stock pursuant to the Transferred Employee's instructions, such investments in Employer Stock shall not be withdrawn unless the withdrawal occurs pursuant to the financial hardship provisions of Section 11.8(c). A Transferred Employee's election to withdraw any amounts from the Plan shall be satisfied by withdrawing from his or her AS Account, in accordance with the provisions of this Section 20.6, before withdrawing any amounts from his or her other accounts under the Plan.

            (i) After-Tax Contributions. A Transferred Employee may elect to withdraw all or part of his or her After-Tax Contributions and the earnings thereon. Any such withdrawal shall be made in the following order, as the amounts described in each successive subparagraph are exhausted:

               (A)  An amount equal to all or part of the
      Transferred Employee's pre-1987 After-Tax Contributions then remaining in his or her AS Account (excluding the earnings thereon) to the extent required to exhaust such amounts, but no more than the current value of such contributions if such value is less than the amount of such contributions;

               (B) An amount equal to all or a pro rata portion of the Transferred Employee's post-1986 After-Tax Contributions, the earnings thereon, and the earnings on pre-1987 After-Tax Contributions (including in each instance Rollover Contributions made before June 1, 1993, which are considered as earnings in the After-Tax Contributions subaccount), to the extent required to exhaust such amounts, but no more than the current value of such contributions and such earnings if such value is less than the amount of such contributions and such earnings. Any withdrawal of After-Tax Contributions by a Transferred Employee who has not completed 60 months of participation shall result in a suspension of Employer contributions under the Plan for a period of 90 days immediately following such withdrawal.

            (ii) IRA Account. A Transferred Employee may elect to withdraw all or part of the Transferred Employee's IRA
Account and the earnings thereon.

            (iii)   Rollover Contributions.  A Transferred
Employee may elect to withdraw all or part of his or her Rollover
Contributions made on or after June 1, 1993 and the earnings thereon in his or her Rollover Contribution subaccount.

            (iv) AS Contributions. A Transferred Employee may elect to withdraw all or part of his or her AS Contributions and the earnings thereon. Any such withdrawal by a Transferred Employee who has not completed 60 months of participation shall result in a suspension of Employer contributions under the Plan for a period of three months immediately following such withdrawal.

            (v)     Before-Tax Contributions.

               (A)  Post-Age 59-1/2 Withdrawals.  A Transferred
      Employee who has attained age 59-1/2 may elect to withdraw all or part of his or her Before-Tax Contributions and the earnings thereon.

               (B)  Pre-Age 59-1/2 Hardship Withdrawals.
      Distribution of part or all of a Transferred Employee's
      Before-Tax Contributions and the earnings thereon (to the extent permitted under the Plan) may occur pursuant to the financial hardship provisions of Section 11.8(c).

      (b) Withdrawal Procedures. A Transferred Employee may elect to make a withdrawal under this Section 20.6, except for hardship withdrawals made pursuant to Section 20.6(a)(v)(B), as of any current Valuation Date, provided that no other withdrawal under this Section 20.6 has been made within three months of said Valuation Date. The amount available for withdrawal shall be based on the value of the Transferred Employee's AS Account as of the Valuation Date elected, except that amounts invested in Employer Stock pursuant to the Transferred Employee's instructions shall not be withdrawn unless the withdrawal occurs pursuant to the financial hardship provisions of Section 11.8(c). Any withdrawal shall be in an amount not less than the lesser of
(i) $300 or (ii) the amount available for withdrawal. If a participant loan transferred to the Plan from the AS Savings Plan is outstanding, the Transferred Employee's withdrawal shall not be greater than the amount which will cause the combined value of his AS Account and his other accounts under the Plan to be twice the outstanding principal balance of the loan and all accrued interest thereon. Any withdrawal of AlliedSignal Common Stock, other than a pre-age 59-1/2 hardship withdrawal, shall be made in full shares of AlliedSignal Common Stock (with cash in lieu of fractional shares) unless the Transferred Employee elects to have the Trustee sell all such shares and distribute cash. In the absence of an election, an AS Account having (x) less than 10 shares of AlliedSignal Common Stock will be distributed in cash and (y) 10 or more shares of AlliedSignal Common Stock will be distributed in full shares of AlliedSignal Common Stock (with cash in lieu of fractional shares). Any pre-age 59-1/2 hardship withdrawal and any other withdrawal which is made at the same time as the pre-age 59-1/2 hardship withdrawal shall be in cash.

      Any withdrawal under this Section 20.6 shall be distributed to the Transferred Employee as soon as practicable following the Valuation Date used to determine the amount available for withdrawal.

20.7  Participant Loans.

      (a) Eligibility for Loans. Transferred Employees shall not be permitted to obtain a loan from their AS Account in the Plan; provided, however, that each participant loan transferred to the Plan from the AS Savings Plan may remain outstanding pursuant to the terms of such loan as of the transfer, but no such loan shall be renewed or extended.

      (b)   Terms of Loans.

            (i) Each loan shall be evidenced by a promissory note and security agreement setting forth the Transferred
Employee's obligation to repay the borrowed amount, in such form and with such provisions consistent with this paragraph as is acceptable to Moog Inc.

            (ii) The established interest rate on a loan shall have been a reasonable rate of interest as determined by AlliedSignal.

            (iii) The principal amount of any loan and the accrued interest thereon shall be repaid by approximately equal payroll deductions which shall be irrevocable until the outstanding principal balance of the loan, and all accrued interest thereon, is paid in full. A Transferred Employee who is on a leave of absence may make periodic payments by certified check to satisfy the outstanding principal balance of the loan and interest thereon; provided, payments continue to be made no less frequently than each calendar quarter and are made on a substantially level basis. If a Transferred Employee becomes disabled, loan repayments will continue to be made by payroll deduction as long as the Transferred Employee remains on the payroll of the Employer. The outstanding loan balance may be prepaid in full on any Valuation Date without penalty. The term of any loan shall have been selected by the Transferred Employee and shall be for a period not less than two months and not more than 60 months, provided, however, that a loan which was used by the Transferred Employee to acquire his or her principal residence may have a term of up to 25 years.

            (iv) If a Transferred Employee ceases to be subject to payroll deductions and is not permitted to make loan repayments by certified check or, if a Transferred Employee who is permitted to make loan repayments by certified check fails to timely make any periodic payment by certified check, the outstanding principal balance of the loan and all accrued interest thereon shall be immediately due and payable and if not paid within ten days after receipt of written notice of the amount due, such loan shall be deemed to be in default. In the event a Transferred Employee defaults on a loan, Moog Inc. may foreclose on the loan by deducting the unpaid outstanding principal balance of the loan and the interest accrued thereon from the Transferred Employee's AS Account; provided, however, that no foreclosure on the Transferred Employee's AS Account, to the extent such loan is secured by Before-Tax Contributions, shall be made until the earliest time such Before-Tax Contributions may be distributed without violating any provisions of Section 401(k) of the Code and the regulations issued thereunder.

            (v) Upon the election, or upon a deemed election as a result of a failure to timely make an election, of the distribution of the Transferred Employee's interest in the Plan, any portion of a loan which is still outstanding shall be treated as having been distributed to the Transferred Employee at that time.

      (c) Repayment of Loan. Repayments of Transferred Employee loans shall be invested in accordance with the Transferred Employees' investment instructions in effect for contributions to the Plan at the time of the repayment; provided, however, that effective December 1, 1994, repayments of loans shall be invested in accordance with the Transferred Employees' investment instructions in effect for loan repayments at the time of the repayment and shall not be invested in Employer Stock.

      (d) Loan Security. The loan shall be secured by a lien on a Transferred Employee's AS Account (excluding the portion, if any, consisting of the IRA Account) to the maximum extent permitted by the relevant provisions of the Code, ERISA, and any regulations or other guidance issued thereunder.

20.8  AlliedSignal Common Stock.

      (a) Custody and Voting of AlliedSignal Common Stock. All shares of AlliedSignal Common Stock transferred to the Trustee shall be held in the possession of the Trustee or its designee until disposed of pursuant to provisions of the Plan. Such shares may be registered in the name of the Trustee or its nominee. The Trustee, itself or by proxy, shall vote the shares of AlliedSignal Common Stock in AS Accounts as it, in its sole discretion, chooses.

      (b)   Tender of AlliedSignal Common Stock.

            (i) Each Transferred Employee (or, in the event of a Transferred Employee's death, the Transferred Employee's Beneficiary) shall have the right, to the extent of shares of AlliedSignal Common Stock allocated to the Transferred Employee's AS Account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to AlliedSignal Common Stock. The Trustee shall utilize its best efforts to timely distribute or cause to be distributed to each Transferred Employee such information as will be distributed to shareowners of AlliedSignal, in connection with any such tender or exchange offer. If the Trustee shall not receive timely directions from a Transferred Employee as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of AlliedSignal Common Stock with respect to which such Transferred Employee has the right of direction.

            (ii) Cash proceeds received by the Trustee from the sale or exchange of any shares of AlliedSignal Common Stock pursuant to subparagraph (i) of this paragraph (b), shall be allocated to the AS Accounts and invested by the Trustee in accordance with the Transferred Employees' investment instructions in effect for contributions to the Plan at the time of the investment. Property other than cash received by the Trustee from the sale or exchange of any shares of AlliedSignal Common Stock shall be sold and the proceeds thereof allocated to the AS Accounts and invested by the Trustee in accordance with the Transferred Employees' investment instructions in effect for contributions to the Plan at the time of the investment. Notwithstanding the foregoing, effective December 1, 1994, proceeds from the sale or exchange of any shares of AlliedSignal Common Stock shall be allocated to the AS Accounts and invested by the Trustee in accordance with the Transferred Employees' investment instructions in effect for reinvestment of AS Accounts at the time of the investment and shall not be invested in Employer Stock.

      (c) AlliedSignal Common Stock Dividends. Any dividends with respect to shares of AlliedSignal Common Stock allocated to Transferred Employees' AS Accounts shall be invested by the Trustee in accordance with the Transferred Employees' investment instructions in effect for contributions to the Plan at the time of the investment. Property other than cash received by the Trustee as a dividend with respect to shares of AlliedSignal Common Stock shall be sold and the proceeds thereof allocated to the respective AS Accounts and invested by the Trustee in accordance with the investment instructions in effect for contributions to the Plan at the time of the investment. Notwithstanding the foregoing, effective December 1, 1994, dividends shall be invested by the Trustee in accordance with the Transferred Employees' investment instructions in effect for AlliedSignal Common Stock dividends at the time of the investment and shall not be invested in Employer Stock.

      (d) Notwithstanding any other provision of the Plan to the contrary, each Transferred Employee shall be a "named fiduciary" of the Plan, within the meaning of Section 402(A) of ERISA, to the extent that the Transferred Employee's AS Account is invested in AlliedSignal Common Stock pursuant to the Transferred Employee's instructions.


      IN WITNESS WHEREOF, Moog Inc. has caused this Plan to be adopted by its duly authorized officer.

                              MOOG INC.


                              By: s/Joe C. Green
                                  _______________________________

                              Title: Executive Vice President
                                     ____________________________


                              Attest: s/John B. Drenning
                                      ___________________________

Dated:  September 29, 1995

(SEAL)

                                                     Exhibit 4(b)

                        AMENDMENT NO. ONE

                             to the

           MOOG INC. SAVINGS AND STOCK OWNERSHIP PLAN


      WHEREAS, the Moog Inc. Savings and Stock Ownership Plan
(the "Plan") was most recently amended and restated effective
October 1, 1989;

      WHEREAS, the Plan was been submitted to the Internal
Revenue Service for a favorable determination as to the continuing tax qualification of the Plan; and

      WHEREAS, the Internal Revenue Service has requested an amendment to the Plan.

      NOW, THEREFORE, the Plan is hereby amended effective
October 1, 1989 by adding Section 11.11 to Article XI, to read as follows:

      "11.11   Distributed Stock Subject to Put Option.

            (a)  Put Option Required.  Shares of Employer
      Stock that are distributed under the Plan from a Participant's Employer Matching Contribution
      Account or ESOP Account shall be subject to a put option at the time of distribution unless the Employer Stock is readily tradeable on an established securities market within the meaning of
      Section 409(h) of the Code; provided, however, that if such Employer Stock is publicly traded without restriction when distributed but ceases to be so traded within fifteen (15) months after distribution, such Employer Stock shall be subject to a put option.

            (b)  Persons Authorized to Exercise Put
      Option. The put option shall be exercisable by the Participant or Beneficiary, or by a person
      (including an estate or its distributee) to whom the Employer Stock passes by reason of the Participant's or Beneficiary's death.

            (c)  When Put Option Can Be Exercised.  The
      put option shall provide that, for a period of fifteen (15) months commencing immediately following the date the Employer Stock is distributed to the Participant or Beneficiary, the holder of the option shall have the right to require the Employer, by notifying it in writing, to purchase such Employer Stock at its fair market value determined as of the most recent valuation. The period during which the put option is exercisable shall not include any period during which the holder is unable to exercise the put option because the Employer is prohibited from honoring it by federal or state law.

            (c) Purchase by Trustee. With the consent of the Employer, the Investment Committee may direct the Trustee to purchase any or all Employer Stock subject to a put option, provided, however, that the purchase price paid by the Trustee may not exceed the fair market value determined as of the most recent valuation and, if the seller is a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code), the purchase price may not exceed the fair market value determined as of the transaction date. If the Investment
      Committee so directs the Trustee, the Employer shall take such action as may be necessary to permit the Trustee to consummate such purchase, including, but not limited to, providing or arranging for the financing of such purchase.

            (e)  Terms of Payment.  The terms of payment
      for the purchase of such Employer Stock shall be as set forth in the put and may be either in a lump sum or in installments, as determined by the Investment Committee. An installment obligation issued pursuant to the exercise of such put option shall:

               (1)  require substantially equal
            periodic payments (not less frequently
            than annually) over a period beginning
            not later than thirty (30) days after the exercise of the put option and not exceeding five (5) years;

               (2)  bear a reasonable rate of
            interest, as determined by the Investment
            Committee;

               (3)  provide adequate security, as
            determined by the Investment Committee;
            and

               (4)  contain such other terms not
            inconsistent with applicable law as the
            Investment Committee may deem
            appropriate."

      IN WITNESS WHEREOF, Moog Inc. has caused this Amendment
No. One to the Plan to be executed by its duly authorized officer this S/16th day of S/May, 1996.


                                     MOOG INC.


ATTEST:   S/Sonia M. Dolegala        By   S/John B. Drenning
       _______________________           ______________________

                                     Title   S/Secretary
                                           ____________________

                                                     Exhibit 4(c)

                        AMENDMENT NO. TWO
                             to the
            MOOG INC. SAVINGS & STOCK OWNERSHIP PLAN


      WHEREAS, the Moog Inc. Savings & Stock Ownership Plan (the
"Plan") was amended and restated effective October 1, 1989;

      WHEREAS, the Plan was further amended by Amendment No. One effective October 1, 1989;

      WHEREAS, Moog Inc. has decided to permit the Plan administrator to grant credit for prior employment, for participation eligibility purposes, to individuals who become employees as a result of the acquisition of a business by Moog
Inc.; and

      WHEREAS, Moog Inc. wishes to amend the Plan to provide for such a change.

      NOW, THEREFORE, the Plan is hereby amended effective
February 1, 1996 by adding Section 2.4 to Article II, to read as follows:

      "2.4 Acquired Employees. This Section 2.4 contains special rules applicable to individuals who become
      Employees as a result of the acquisition of an acquired business by an Employer. For purposes of this Section 2.4, the "acquisition of an acquired business" means the acquisition of a trade or business, or a division or other unit thereof, by an Employer, regardless of the form of the transaction.

            In cases where an individual becomes an
      Employee of an Employer as a result of the acquisition of an acquired business that employs such individual, the individual shall be eligible to participate in the Plan on the applicable date determined under Section 2.1 based on service as an Employee of an Employer; provided, however, that such an individual may be granted such additional credit for prior employment for purposes of Section 2.1, determined with reference to employment before he became an Employee, as is determined by the Administrative Committee in its discretion. Any grant of credit for prior employment made pursuant to this Section 2.4 shall be made on the same terms to all similarly-situated individuals within the affected group, shall be made for a legitimate business reason, shall not discriminate in favor of Highly Compensated Employees, and shall satisfy any other requirements of applicable Treasury regulations. Any grant of credit for prior employment under this Section 2.4 shall be set forth in a schedule attached to the Plan."

      IN WITNESS WHEREOF, Moog Inc. has caused this Amendment
No. Two to the Plan to be executed by its duly authorized officer
this    30th  day of     December     , 1996.

                                      MOOG INC.


WITNESS: /s/Mark E. Brand             BY /s/John B. Drenning
        _________________________        _______________________


                                      TITLE Secretary
                                            ____________________

                            MOOG INC.
                SAVINGS AND STOCK OWNERSHIP PLAN


                           SCHEDULE 1

          Credit Under Section 2.4 for Prior Employment



1. Acquired Employees from Ultra Hydraulics Ltd.: Acquired Employees will be credited, on and after February 1, 1996, with the Hours of Service completed for Ultra Hydraulics Ltd. before February 1, 1996 to the extent such service would be taken into account under the terms of this Plan if such service had been completed for Moog Inc.

2. Acquired Employees from Moog Controls Inc.: For participation eligibility purposes, Acquired Employees will be credited, on and after October 28, 1996, with the Hours of Service completed for Moog Controls Inc. before October 28, 1996 to the extent such service would be taken into account under the terms of this Plan if such service had been completed for Moog Inc.



















Revised as of December 12, 1996.

                                                     Exhibit 4(d)

                       AMENDMENT NO. THREE
                             to the
            MOOG INC. SAVINGS & STOCK OWNERSHIP PLAN


      WHEREAS, the Moog Inc. Savings & Stock Ownership Plan (the
"Plan") was amended and restated effective October 1, 1989;

      WHEREAS, the Plan was further amended by Amendment No. One effective October 1, 1989 and Amendment No. Two effective
February 1, 1996;

      WHEREAS, Moog Inc. has decided to reduce the minimum service requirement for participation eligibility purposes; and

      WHEREAS, Moog Inc. wishes to amend the Plan to provide for such a change.

      NOW, THEREFORE, the Plan is hereby amended effective
January 1, 1997 by amending and restating Section 2.1 to read as follows:

      "2.1 Initial Eligibility. Every Employee, other than (a) persons whose terms and conditions of employment are determined by collective bargaining with a third party and with respect to whom inclusion in this Plan has not been provided for in the collective bargaining agreement setting forth those terms and conditions of employment, (b) any person regularly employed by the Employer outside of the United States, and (c) any person not considered a permanent Employee of the Employer
      (unless such nonpermanent Employee completes "Six
      Months of Employment" after December 31, 1996 (or completes a Year of Service before January 1,
      1997)), shall be eligible to participate in the Plan as of the first day of the first calendar month coincident with or next following such Employee's completion of "Six Months of Employment" after December 31, 1996 (or completion of one Year of Service before January 1, 1997) (the "Initial
      Eligibility Date") and, if an Employee does not elect to participate in the Plan pursuant to
      Section 2.2 as of his Initial Eligibility Date, he may thereafter so elect to participate in the Plan as of any subsequent Entry Date. Notwithstanding the foregoing, a Transferred Employee (as defined in Section 20.1) who was credited under the Plan with at least one Year of Service as of June 18, 1994 shall initially be eligible to participate in the Plan on June 18, 1994.

            For purposes of this Section 2.1, an Employee shall complete "Six Months of Employment" at the end of the eligibility computation period during which he completes at least 501 Hours of Service.
      The initial eligibility computation period shall be the six month period commencing on the date the Employee first completes an Hour of Service.
      Subsequent eligibility computation periods shall commence on the first day following the end of the prior period."

            IN WITNESS WHEREOF, Moog Inc. has caused this
Amendment No. Three to the Plan to be executed by its duly
authorized officer this  30th   day of    December   , 1996.

                              MOOG INC.


WITNESS: /s/Mark E. Brand     By /s/John B. Drenning
        _____________________    ___________________________


                              Title Secretary
                                    _______________________

                                                     Exhibit 4(e)

                       AMENDMENT NO. FOUR

                             to the

           MOOG INC. SAVINGS AND STOCK OWNERSHIP PLAN

      WHEREAS, the Moog Inc. Savings and Stock Ownership Plan
(the "Plan") was amended and restated effective October 1, 1989;

      WHEREAS, the Plan was further amended by Amendment No. One effective October 1, 1989, Amendment No. Two effective
February 1, 1996, and Amendment No. Three effective January 1,
1997;

      WHEREAS, Moog Inc. has decided to add a participant loan feature, make other changes for the benefit of participants, and make certain changes necessary to comply with the Internal
Revenue Code and IRS requirements; and

      WHEREAS, Moog Inc. wishes to amend the Plan to provide for such changes.

      NOW, THEREFORE, the Plan is hereby amended as follows:

      1. Section 1.7(c) is amended effective October 1, 1997 to read as follows:

            "(c) In determining the Compensation of a Participant for purposes of the limitation on Compensation described in the preceding sentence, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term
      "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If as a result of the application of such rules the adjusted limitation on Compensation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section 1.7 prior to the application of this limitation. This
      Section 1.7(c)  shall not be applicable after
      September 30, 1997."

      2.    Section 1.9 is amended and restated effective
October 1, 1997 to read as follows:

      "1.9 "Employee" shall mean any common law employee employed in the United States by the Employer. Any person performing services for the Employer as a leased employee pursuant to an agreement with a leasing organization shall for purposes of the Plan continue to be an employee of such leasing organization, and not an Employee of the Employer.

            As used herein, "leased employee" means any person (other than an employee of the Employer) who pursuant to an agreement between the Employer and any other person ("leasing organization") has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

            Service as a leased employee shall be counted as service for purposes of the eligibility provisions under Article II and the vesting provisions under Section ?, notwithstanding that a leased employee shall not be eligible to participate in the Plan, if the leased employee's service is performed for (1) the Employer, or
      (2) any Affiliate."

      3.    Section 1.35 is amended and restated effective
October 1, 1997 to read as follows:

      "1.35    "Highly Compensated Employee" shall mean a
      highly compensated active Employee or a highly compensated former Employee.

            (a)  A highly compensated active Employee
      means any Employee who performs service for the Employer during the determination year and who, during the look-back year:

               (i)  received compensation from the
      Employer in excess of $80,000 (as adjusted pursuant to Code Section 415); and

               (ii) if this clause (ii) is elected for
      such look-back year, the Employee was in the group consisting of the top twenty percent (20%) of Employees for the look-back year, when ranked on the basis of compensation paid during such year
      (the "top-paid group").

            The term Highly Compensated Employee also means any Employee who is a 5 percent owner at any time during the look-back year or determination year.

            For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

            (b)  A highly compensated former Employee
      means any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

            (c)  The determination of who is a Highly
      Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group and the compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder."

      4.    Section 1.36 is amended and restated effective
August 10, 1998 to read as follows:

      "1.36    "Valuation Date" means each business day."

      5.    Section 2.1 is amended and restated effective
October 1, 1997 to read as follows:

      "2.1 Initial Eligibility. Every Employee, other than

            (a)  persons whose terms and conditions of
      employment are determined by collective bargaining with a third party and with respect to whom inclusion in this Plan has not been provided for in the collective bargaining agreement setting forth those terms and conditions of employment,

            (b)  any person regularly employed by the
      Employer outside of the United States, and

            (c)  any individual who is treated by the
      Employer as a leased employee or an independent contractor, whether or not such individual is in fact a leased employee or an independent contractor,

      shall be eligible to participate in the Plan (after
      December 31, 1996) as of the later of

               (i)  the first day of the first calendar
      month coincident with or next following such Employee's completion of "Six Months of Employment", or

               (ii) January 1, 1997.

      (The date under (i) or (ii), whichever is
      applicable, shall be the "Initial Eligibility
      Date.") If an Employee does not elect to
      participate in the Plan pursuant to Section 2.2 as
      of his Initial Eligibility Date, he may thereafter
      so elect to participate in the Plan as of any
      subsequent Entry Date.  (Before January 1, 1997,
      completion of one Year of Service was required for
      initial eligibility.)   Notwithstanding the
      foregoing, a Transferred Employee (as defined in Section 20.1) who was credited under the Plan with at least one Year of Service as of June 18, 1994 shall initially be eligible to participate in the Plan on June 18, 1994.

            For purposes of this Section 2.1, an Employee shall complete "Six Months of Employment" at the end of the eligibility computation period during which he completes at least 501 Hours of Service.
      The initial eligibility computation period shall be the six month period commencing on the date the Employee first completes an Hour of Service.
      Subsequent eligibility computation periods shall commence on the first day following the end of the prior period."

      6.    Section 2.3 is amended and restated effective
October 1, 1997 to read as follows:

      "2.3  Breaks in Service; Termination of Employment.
      Any individual who experienced a termination of em-ployment with the Employer which resulted in a Break in Service shall be eligible to become a Participant on the first day of the month coincident with or next following his date of reemployment as an Employee, provided he had satisfied the requirements of Section 2.1 for entry as a Participant. If an individual had satisfied the service requirements for entry as a Participant, but failed to become a Participant solely by reason of not being an Employee on his Initial Eligibility Date as of which participation would have commenced, he will be a Participant on the first day of the month coincident with or next following his recommencement of employment as an Employee if such employment recommencement occurs prior to a Break in Service. Effective for Plan
      Years beginning before January 1, 1994, if an individual experiences a Break in Service after becoming a Participant, but without experiencing a termination of employment as an Employee, he shall be deemed to have again become a Participant as of the first day of the first Plan Year in which he satisfies the one-year service requirements of
      Section 2.1 for participation in the Plan."

      7. Section 4.4(d) is amended effective October 1, 1997 to read as follows:

            "(d) In the event the Administrative Committee determines that the Employer's savings contributions made on behalf of certain Highly
      Compensated Employees might cause the Plan to fail to meet the nondiscrimination requirements of
      Section 401(k) of the Code, the Employer may reduce the permissible percentages of savings contributions under the Plan for such Highly
      Compensated Employees. In this regard, the average of the percentages of Compensation contributed by the Employer for Highly Compensated Employees for any Plan Year must either be (i) not more than such average for all other eligible Employees for the Plan Year preceding the Plan Year that is being tested multiplied by one and one-quarter (1.25) or
      (ii) not more than two (2) percentage points greater than such average for all eligible
      Employees for the Plan Year preceding the Plan Year that is being tested and not more than such average for all other such eligible Employees for the Plan
      Year preceding the Plan Year that is being tested multiplied by two (2). Notwithstanding the preceding sentence, an election may be made to use the actual deferral percentage for the Eligible
      Employees who are not Highly Compensated Employees for the Plan Year that is being tested, in lieu of the percentage for the preceding Plan Year, pursuant to and in accordance with the requirements of Code Section 401(k) and related Treasury regulations, releases and rulings."

      8. Section 4.4(e) is amended effective October 1, 1997 to read as follows:

            "(e)  Notwithstanding any other provision of
      the Plan, "excess contributions" (as hereinafter
      defined), reduced by the amount of any "excess
      savings contributions" (as defined in
      Section 4.4(c)) previously distributed pursuant to
      Section 4.4(c) plus any income and less any losses
      allocable thereto, shall be distributed no later
      than the last day of the Plan Year following the
      Plan Year being tested, to Highly Compensated
      Employees, on the basis of the amount of savings
      contributions by or on behalf of each such Highly
      Compensated Employee, in accordance with Code
      Section 401(k)(8) and the Treasury regulations
      thereunder.    "Excess contributions," including
      any amounts recharacterized, shall be treated as annual additions under the Plan for purposes of
      Section 16.1.  "Excess contributions" shall be
      adjusted for any income or loss up to the date of distribution. The income or loss allocable to "excess contributions" shall be the sum of:
      (i) income or loss applicable to the Participant's
      Savings Account for the Plan Year multiplied by a fraction, the numerator of which shall be such Participant's "excess contributions" for the Plan
      Year and the denominator of which shall be the Participant's account balance attributable to savings contributions without regard to any income or loss occurring during such Plan Year, and
      (ii) ten percent (10%) of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth day of such month. For purposes of this
      Section 4.4(d), the term "excess contributions" shall mean, with respect to any Plan Year, the excess of (i) the aggregate amount of savings contributions for such Plan Year over (ii) the maximum amount of such contributions permitted by the test set forth in the second sentence of
      Section 4.4(d), determined by reducing such contributions made on behalf of Highly Compensated
      Employees in the order of whose average percentages of Compensation so reduced was greatest.
      Corrective distributions, if any, shall be made first to the Highly Compensated Employee with the largest amount of savings contributions and all other Highly Compensated Employees with the same amount of savings contributions for the Plan Year, so that no decrease is made in the savings contribution for any Highly Compensated Employee as long as any other Highly Compensated Employee has a larger amount of savings contributions for the Plan
      Year. This process shall be repeated until all of the "excess contributions" are distributed. In lieu of distributing savings contributions, the Administrative Committee may on a uniform basis permit Participants to elect to treat their "excess contributions", reduced by the amount of any "excess savings contributions" (as defined in Section 4.4(c)) previously distributed pursuant to
      Section 4.4(c), as having been distributed to them and then recontributed by them to the Plan. Any such recharacterized amounts shall be nonfor-feitable and subject to the same distribution requirements as savings contributions. Any such recharacterization shall occur no later than two and one-half (2-1/2) months after the last day of the Plan Year in which such "excess contributions" arose."

      9. Section 4.4(f) is amended effective August 10, 1998 to read as follows:

            "(f) A Savings Agreement may be amended by a Participant only once during each calendar month where the purpose of the amendment is to increase or decrease the amount of such Participant's
      Compensation which is subject to salary reduction during the remainder of such Plan Year."

      10. Section 4.4(h) is amended effective August 10, 1998 to read as follows:

            "(h) Savings Agreements and amendments to Savings Agreements shall be effective as of the first payroll period for the month after the Savings Agreement or amendment to the Savings
      Agreement is executed by the Participant and the Employer or as soon thereafter as practicable, unless a different effective date is stated therein and agreed to by the Participant and the Employer."

      11.   Section 6.4 is amended and restated effective
October 1, 1997 to read as follows:

      "6.4 Nondiscrimination Requirement. In the event the Administrative Committee determines that
      Employer Matching Contributions made to the Employer Matching Contribution Accounts of certain
      Highly Compensated Employees might cause the Plan to fail to meet the nondiscrimination requirements of Section 401(m) of the Code, the Employer shall reduce its Employer Matching Contributions to the Employer Matching Contribution Accounts of Highly
      Compensated Employees or take any other action permissible under the law as determined conclusively in the sole discretion of the Administrative Committee. In this regard, the average of the percentages of Employer Matching
      Contributions made by the Employer for, and allocated to, each Highly Compensated Employee for any year must not exceed the greater of (i) one hundred twenty-five percent (125%) of such average for all other eligible Employees for the Plan Year preceding the Plan Year that is being tested or
      (ii) the lesser of (A) two hundred percent (200%) of such average for all other eligible Employees for the Plan Year preceding the Plan Year that is being tested or (B) such average for all other eligible Employees for the Plan Year preceding the Plan Year that is being tested plus two (2) percentage points.

            Notwithstanding any other provision of the Plan, "excess aggregate contributions" (as hereinafter defined), plus any income and less any losses allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of the Plan Year following the Plan Year being tested to Highly Compensated
      Employees, on the basis of the amount of Employer
      Matching Contributions by or on behalf of each such Highly Compensated Employee, in accordance with Code Section 401(m)(6) and the Treasury regulations thereunder. Such distributions or forfeitures shall be made first in the Employer Matching
      Contribution for the Highly Compensated Employee with the largest amount of Employer Matching
      Contribution and all other Highly Compensated
      Employees with the same amount of Employer Matching
      Contributions for the Plan Year, so that no decrease is made in the Employer Matching
      Contribution for any Highly Compensated Employee as long as any other Highly Compensated Employee has a larger amount of Employer Matching Contributions.
      This process shall be repeated until all of the "excess aggregate contributions" are distributed or forfeited. "Excess aggregate contributions" shall be adjusted for any income or loss up to the date of forfeiture or distribution. The income or loss allocable to "excess aggregate contributions" shall be the sum of: (i) income or loss applicable to the Participant's Employer Matching Contributions
      Account for the Plan Year multiplied by a fraction, the numerator of which shall be such Participant's
      "excess aggregate contributions" for the Plan Year and the denominator of which shall be the Participant's account balance attributable to
      Employer Matching Contributions without regard to any income or loss occurring during such Plan Year, and (ii) ten percent (10%) of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of forfeiture or distribution if forfeiture or distribution occurs after the fifteenth day of such month. For purposes of this Section 6.4, the term
      "excess aggregate contributions" shall mean, with respect to any Plan Year, the excess of (A) the aggregate amount of Employer Matching Contributions for such Plan Year over (B) the maximum amount of such Contributions permitted by the test set forth in the second sentence of Section 6.4, determined by reducing such Contributions made by or on behalf of Highly Compensated Employees in the order of those average percentages of Employer Matching
      Contributions which were the largest.

            In no event shall the nondiscrimination
      requirements of Section 401(k) and Section 401(m) of the Code, and the percentages computed pursuant to the second sentence of Section ? and the second sentence of Section 6.4, be determined by aggregating savings contributions and Employer
      Matching Contributions. The aggregation of contributions provided in Section 401(m)(9) of the Code and the regulations issued thereunder shall not be applicable when determining whether the Plan meets the nondiscrimination requirements of
      Section 401(k) and Section 401(m) of the Code."

      12. Section 10.11 is added effective August 10, 1998 to read as follows:

      "10.11   Loans to Participants.

            (a)  Loans Permitted.

               (i)  In General.  A Participant who is an
      active Employee shall be permitted to borrow from the Plan subject to the rules and restrictions set forth in this Section 10.11. For purposes of this
      Section 10.11, the term "Participant" shall include all persons described in this Section 10.11(a)(i).

               (ii) Administrative Committee Approval
      Required. No loan shall be made to a Participant unless the Participant submits a loan application to the Administrative Committee on a form prescribed by the Administrative Committee and the loan is approved by the Administrative Committee.
      In determining whether to approve or deny a loan, the Administrative Committee shall limit its consideration to: (A) the creditworthiness of the Participant; (B) whether the loan might cause the Plan to become disqualified under Code
      Section 401(a); and (C) such other objective loan criteria, if any, as the Administrative Committee shall have set forth in a written loan policy which shall constitute part of the Plan.

               (iii)  Distribution of Loan Proceeds.  Loan
      proceeds will be distributed to the Participant as soon as may be administratively practical after the loan is approved, or at such regular loan distribution dates as the Administrative Committee may establish.

            (b)  Restrictions on Loans.

               (i)  Six-Month Waiting Period Between
      Loans. A Participant may only have one outstanding loan from the Plan at any time. A Participant may not borrow from the Plan during the six-month period beginning on the date that an outstanding loan (other than a loan transferred from the AS
      Savings Plan) is repaid in full or otherwise canceled.

               (ii) Qualified Domestic Relations Order.  A
      Participant may not borrow from the Plan during a period when the Administrative Committee is making a determination of whether a domestic relations order affecting the Participant's Accounts is a Qualified Domestic Relations Order.

               (iii)  Minimum Loan Amount.  A Participant
      may not borrow an amount that is less than $1,000.

               (iv) Maximum Loan Amount. A Participant may not borrow an amount that is more than the lesser of:

                    (A)  $50,000 reduced by the highest
      outstanding balance of loans under the Plan to the Participant determined as of any day during the one-year period ending on the day before the date on which the new loan is to be made, or

                    (B)  one-half of the aggregate of the
      Participant's vested Account Balance, determined as of the most recent Valuation Date for which Account
      Balances have been calculated, with adjustment for any contributions or distributions made after such Valuation Date, reduced by the outstanding balance of loans under the Plan to the Participant determined as of the date on which the new loan is to be made.

            (c)  Loan Terms and Conditions.

               (i)  Term of Loan.  A loan may be granted
      for a term of not more than 5 years, as elected by the Participant.

               (ii) Interest Rate.  Loans shall bear
      interest at a rate equal to one percent (1%) over the prime rate as published in the Wall Street
      Journal, or at a rate determined by the
      Administrative Committee to be commercially reasonable based upon interest rates charged by commercial lenders on loans made in Western New
      York State under circumstances that are, in the determination of the Administrative Committee, similar to loans under the Plan.

               (iii)  Security.  Loans shall be secured by
      a lien on one-half of the Participant's vested
      Account Balance under the Plan.

               (iv) Repayment Terms. Loans shall require repayment in substantially equal installments of principal and interest (with payments no less frequently than quarterly) over the term of the loan. Loans shall permit prepayment of the entire outstanding balance of principal and interest without penalty at any time. It shall be a condition of each loan that the Participant execute an appropriate payroll deduction form to authorize his Employer to withhold loan repayments from his pay. Repayments of principal and interest on a loan shall be invested in the same Investment Fund or Funds from which the loan proceeds were withdrawn.

               (v)  Events of Default.  The following
      events shall constitute default under a loan:
      (A) failure to pay any interest or principal on the loan when due; (B) revocation of any payroll deduction agreement required as a condition of the loan; (C) default under any other loan from the Plan then outstanding; and (D) termination of employment with the Employer and all Affiliates for any reason, including death or retirement.

               (vi) Remedies on Default.

                    (A)  In General.  Upon the occurrence
      of any default, the Administrative Committee may, without notice, accelerate the balance due on the loan and may take such action as it deems appropriate to recover the amount in default, except that the Administrative Committee shall not foreclose on any Account Balance pledged as security for the loan until the Administrative
      Committee has given the Participant prior written notice of such foreclosure. In such case, the Participant may repay the loan or may request the balance of the loan to be immediately satisfied by cancellation of all or a portion of his Account
      Balance securing the loan equal in value to the amount due on the loan. If the loan remains unpaid after written notice is given, the balance may be immediately satisfied by cancellation of a portion of the Participant's Account Balance equal in value to the amount due on the loan, or by foreclosure on any other security for the loan.

                    (B)  Restriction on Foreclosure.
      Notwithstanding the provisions of
      Section 10.11(c)(vi)(A), the Administrative
      Committee shall not satisfy a loan balance in default by cancellation of an Account Balance that is subject to distribution restrictions under Code
      Section 401(k)(2)(B), unless the Participant has separated from service with the Employer and all Affiliates, has attained age 59-1/2, or another event has occurred that makes distribution of the Account Balance permissible under that Code
      Section.

            (d)  Loan Documents and Policy.

               (i)  Loan Documents.  The Administrative
      Committee or the Trustee shall prepare the following loan documents, which shall be executed by the Participant and delivered to the Administrative Committee prior to the disbursement of any loan proceeds: (A) a promissory note payable to the Trustee and containing such terms and conditions as the Administrative Committee shall determine; (B) a security agreement granting to the Trustee a lien on one-half the value of the Participant's Account Balance; and (C) an agreement authorizing the Participant's Employer to deduct installments of principal and interest from his wages during the period that the loan remains outstanding.

               (ii) Written Loan Policy.  The
      Administrative Committee is authorized to impose terms and conditions on loans that are in addition to and/or different from the terms and conditions set forth in Section 10.11(c), and to change such terms and conditions from time to time, as it shall deem appropriate. Such additional and/or different terms and conditions shall be set forth in a written loan policy which shall constitute part of the Plan. The forms of the loan application referred to in Section 10.11(a)(ii) and the loan documents referred to in Section 10.11(d)(i) shall constitute a part of such written loan policy and, accordingly, shall constitute part of the Plan.

            (e)  Source of Funds for Loans.

               (i)  In General.  The funds used in making
      a loan shall be derived by liquidating the investments held in the Participant's Accounts in the order similar to that prescribed in
      Section 11.8(b)(v). If any such Account exceeds the amount of the loan, the investments in the Account shall be liquidated pro rata. The
      Administrative Committee is authorized to obtain funds for the loan from the Participant's Accounts in any other manner it deems to be appropriate.
      Notwithstanding any other provision of this
      Section 10.11, no loan shall be taken from any amounts invested in Employer Stock or AlliedSignal
      Common Stock.

               (ii) Loan Treated As Investment Fund. A loan shall be treated as a separate investment fund selected by the Participant to whom the loan is made. Interest payments received from the Participant shall be allocated to his Accounts as income earned on his loan/investment fund. Monies received from the Participant as payment of interest and principal shall be reinvested in the same investment fund or funds from which the loan proceeds were withdrawn, or in such other investment funds as specified by the Administrative
      Committee."

      13. Section 11.1(a) is amended effective August 10, 1998 to read as follows:

            "(a) In General. If a Participant's service is terminated by Retirement, Disability, lay-off or death, the amount to the credit of his Accounts shall be distributed to him, if living, or to his designated Beneficiary if he is then dead, in a lump sum as soon as administratively practical following such termination, but in no event later than the April 1st of the calendar year following the calendar year in which he attains age 70-1/2, as required pursuant to subsection (b) below. The
      Participant's share of the subsequent Employer contributions, if any, for the year of Retirement, Disability or death shall either be distributed within ninety (90) days following the end of such year or as soon thereafter as practicable to him or to his designated Beneficiary or estate.
      Notwithstanding the foregoing, unless a Participant elects otherwise, the amount to the credit of his Accounts shall be distributed to him no later than sixty (60) days after the latest of the close of the Plan Year in which (i) he attains age 65, (ii) occurs the tenth (10th) anniversary of the year he commenced participation in the Plan or (iii) he terminates his service with the Employer."

      14.   Section 11.3 is amended and restated effective
October 1, 1997 to read as follows:

      "11.3    Consents.  If the amount to the credit of a
      Participant's accounts exceeds $5,000 and becomes distributable to him on an immediate lump sum basis pursuant to Section 11.1, no such distribution shall be made to him unless he consents in writing to same. Failure to give such consent shall be deemed to be an election to have the amount to the credit of his accounts distributed in a lump sum as soon as administratively practical after the date on which he attains age 70-1/2 or on which the Administrative Committee receives notice of his death or on which he gives such consent, whichever is the earliest; provided, however, that if the Participant's Beneficiary is his surviving spouse, the Participant's surviving spouse may defer distribution after the Participant's death until the last day of the month in which he would have attained age 70-1/2.

            For purposes of determining whether the value of a Participant's accounts does not exceed $5,000, the combined value of the Participant's AS Savings
      Plan Account (as defined in Section 20.1) and his other accounts under the Plan shall be considered."

      15.   Section 11.6 is amended and restated effective
October 1, 1997 to read as follows:

      "11.6    Termination of Service for Any Other
      Reason. If a Participant's service is terminated for any reason other than Retirement, Disability, lay-off or death, the amount to the credit of his accounts shall be distributed to him as soon thereafter as administratively practical; provided, however, that no lump sum distribution shall be made to a Participant unless he consents in writing to such distribution or unless the amount of such distribution which is attributable to the then value of his accounts does not exceed $5,000. If any such Participant refuses to consent to a lump sum distribution, the amount to the credit of his accounts shall remain in the Trust Fund subject to periodic revaluation and the risk of loss provisions of Section 11.4, and will be distributed in accordance with Section 11.3."

      16.   Sections 11.8(b)(1) through (6) are renumbered
11.8(b)(i) through (vi), respectively, effective October 1, 1997.

      17. Section 11.8(b)(iv) (as renumbered) is further amended effective August 10, 1998 to read as follows:

               "(iv)  After receipt of written notice
      requesting a withdrawal, or after approval of a hardship withdrawal request, the Administrative
      Committee shall promptly deliver it to the Trustee.
      Any such withdrawals shall be effective as soon as administratively practical after approval of the withdrawal request. After receipt of any such notice from the Administrative Committee, the Trustee shall distribute the appropriate amount to the Participant as soon thereafter as administratively practical."

      18. Section 11.8(b)(vi) (as renumbered) is further amended effective October 1, 1997 to read as follows:

               "(vi) Notwithstanding the foregoing, any withdrawal by a Transferred Employee (as defined in Section 20.1) who has an outstanding participant loan transferred to the Plan from the AS Savings
      Plan (as defined in Section 20.1) shall not be greater than the amount which will cause the combined value of his AS Account (as defined in

      Section 20.1) and his other accounts under the Plan to be twice the outstanding principal balance of the loan and all accrued interest thereon."

      19. Section 15.5 is added effective December 12, 1994 to read as follows:

      "15.5    Military Service.  Notwithstanding any
      provision of this Plan to the contrary,
      contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u)."

      20.   Section 16.1 is amended and restated effective
October 1, 1997 to read as follows:

      "16.1    In General.  In no event shall the annual
      additions for any Participant under this Plan when aggregated with annual additions under any other tax-qualified defined contribution plan maintained by the Employer exceed the maximum permitted from time to time under Section 415 of the Code. Nor shall the sum of any Participant's defined benefit fraction and defined contribution plan fraction in any Plan Year exceed 1.0, as such terms are defined and calculated under Section 415 of the Code, for any limitation year commencing before January 1, 2000."

      21. Section 20.5(c) is amended effective October 1, 1997 to read as follows:

            "(c)  Cash-Outs.  Notwithstanding paragraph
      (b) above, if the combined value of a Transferred
      Employee's AS Account and his or her other accounts under the Plan as of the Valuation Date immediately preceding the Transferred Employee's termination of employment does not exceed $5,000, the Transferred
      Employee shall receive an immediate single payment of his or her accounts as soon thereafter as administratively practical."

      22. Section 20.7 is amended effective August 10, 1998 by revising the caption to read as follows:

      "20.7    Participant Loans Transferred From AS
      Savings Plan."

      23. Section 20.7(a) is amended effective August 10, 1998 to read as follows:

            "(a)  Eligibility for Loans.  Except as
      provided in Section 10.11, Transferred Employees shall not be permitted to obtain a loan from their AS Account in the Plan; provided, however, that each participant loan transferred to the Plan from the AS Savings Plan may remain outstanding pursuant to the terms of such loan as of the transfer, but no such loan shall be renewed or extended. The provisions of this Section 20.7 shall apply to loans transferred from the AS Savings Plan."

      24. Section 20.8(d) is amended effective October 1, 1997 to read as follows:

            "(d) Notwithstanding any other provision of the Plan to the contrary, each Transferred Employee shall be a "named fiduciary" of the Plan, within the meaning of Section 402(a) of ERISA, to the extent that the Transferred Employee's AS Account is invested in AlliedSignal Common Stock pursuant to the Transferred Employee's instructions."

      IN WITNESS WHEREOF, Moog Inc. has caused this Amendment
No. Four to the Plan to be executed by its duly authorized
officer this  17th   day of   June    , 1998.

                                   MOOG INC.


WITNESS: /s/Dianne M. Agato        By /s/Joe C. Green
         _____________________        __________________________

                                   Title Executive Vice President
                                         ________________________

                                                     Exhibit 5(a)

INTERNAL REVENUE SERVICE           DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
G.P.O. BOX 1680
BROOKLYN, NY  11202
                              Employer Identification Number:
Date: APR 08 1996                  16-0757636
                              File Folder Number:
MOOG INC.                          160002263
C/O MARK E. BRAND, ESQ.       Person to Contact:
3400 MARINE MIDLAND CENTER         LLOYD SESSLER
BUFFALO, NY  14203            Contact Telephone Number:
                                   (516) 683-5388
                              Plan Name:
                                   MOOG INC. SAVINGS AND STOCK
                                   OWNERSHIP PLAN
                              Plan Number:  002

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-
1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated March 20, 1996. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

     This determination letter is applicable for the amendment(s) adopted on September 29, 1995.

     This plan satisfies the requirements of Code section
4975(e)(7).

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefitting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                              Sincerely yours,

                              /s/ Herbert J. Huff

                              Herbert J. Huff
                              District Director

Enclosures:
Publication 794

INTERNAL REVENUE SERVICE           DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. BOX 2508
CINCINNATI, OH  45201
                              Employer Identification Number:
Date: JUN 14 1999                  16-0757636
                              DLN: 17007306002028
MOOG INC.                     Person to Contact:
C/O MARK E. BRAND                  RUSSELL PARKER
PHILLIPS LYTLE                Contact Telephone Number:
3400 MARINE MIDLAND CENTER         (877) 829-5500
BUFFALO, NY  14203            Plan Name:
                                   MOOG INC SAVINGS AND STOCK
                                   OWNERSHIP PLAN
                              Plan Number:  002

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-
1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is applicable for the amendment(s) executed on May 16, 1996.

     This determination letter is also applicable for the amendment(s) dated on 123096 & 071798.

     This plan is an employee stock ownership plan with a cash or deferred arrangement described in Code section 401(k).

     This plan satisfies the requirements of Code section
4975(e)(7).

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefitting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     This letter considers the changes in the qualifications requirements made by the Uruguay Round Agreements Act (GATT), Pub. L. 103-465, and the Taxpayer Relief Act of 1997, Pub. L. 105-34, and the changes in the qualifications requirements made by the Small Business Job Protection Act of 1996, Pub. L. 104-188, that are effective before the first day of the first plan year beginning after December 31, 1998.

     The information on the enclosed Publication 794 is an integral part of this determination. Please be sure to read and keep it with this letter.

     The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call
1-800-998-7542 for a free copy of the SPD card.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                              Sincerely yours,

                              /s/ Ellen Murphy

                              District Director

Enclosures:
Publication 794

                     EXHIBITS 5(b) AND 23(d)

             OPINION OF PHILLIPS, LYTLE, HITCHCOCK,
              BLAINE & HUBER LLP AS TO THE LEGALITY
                    OF THE SHARES REGISTERED

(LETTERHEAD OF PHILLIPS, LYTLE, HITCHCOCK, BLAINE & HUBER LLP)


August 20, 1999


MOOG INC.
East Aurora, New York 14052-0018


          Re:  MOOG INC. - Registration Statement on Form S-8
               ______________________________________________
Gentlemen:

          With respect to the Form S-8 Registration Statement of Moog Inc. (the "Company")and Moog Inc. Savings and Stock Ownership Plan ("Plan"), covering the registration of 1,000,000 shares of Class A Common Stock, $1 par value, and 200,000 shares of Class B Common Stock, $1 par value, of the Company, as well as interests in accounts under the Plan, we have examined and are familiar with the Company's Restated Certificate of Incorporation, By-laws, and the various corporate records and proceedings relating to the organization of the Company, proposed issuance of securities and the adoption of the Plan by the Company. We have also examined such other documents and proceedings that we have considered necessary for the purpose of this opinion.

          Based upon such examination, we are of the opinion that:

          1. The Company has been duly organized and is a validly existing corporation under the laws of the State of New York.

          2. The 1,000,000 shares of Class A Common Stock and the 200,000 shares of Class B Common Stock which may be issued by the Company, as well as interests in accounts under the Plan which may be issued by the Plan, pursuant to the Plan, have been duly authorized and, when issued in accordance with the terms of the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                   Very truly yours,

               /s/ PHILLIPS, LYTLE, HITCHCOCK, BLAINE & HUBER LLP

                          EXHIBIT 23(a)


                 CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Moog Inc.:

We consent to the use of our reports dated November 9, 1998, except as to Notes 2 and 6 which are as of December 3, 1998, on the consolidated financial statements of Moog Inc. and subsidiaries as of September 26, 1998 and September 27, 1997 and for each of the years in the three-year period ended
September 26, 1998 and the related financial statement schedule incorporated by reference herein.

                              KPMG LLP


August 20, 1999
Buffalo, New York

                          EXHIBIT 23(b)


               [PRICEWATERHOUSECOOPERS LETTERHEAD]


Mr. Donald Fishback
MOOG INC.
East Aurora,
New York 14052-0018
U.S.A.


                CONSENT OF INDEPENDENT AUDITORS'


We consent to the incorporation by reference in the Registration Statement of Moog Inc. on Form S-8 (pertaining to the Company's saving and stock ownership plan) of our report dated November 12, 1998 on our audits of the consolidated financial statements of Moog GmbH (a wholly-owned subsidiary of MOOG Inc.) and subsidiary as of September 30, 1998, 1997 and 1996 and for the years then ended, which report is included in the 1998 Annual Report on Form 10-K of Moog Inc.


Stuttgart, Germany
August 20, 1999


PricewaterhouseCoopers
Gesellschaft mit beschrankter Haftung
Wirtschaftsprufungsgesellschaft

EXHIBIT 23(c)


               CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Moog Inc.:


We consent to incorporation by reference in this Registration Statement on Form S-8 of Moog Inc. of our report dated
November 6, 1998 on our audits of the balance sheets and related statements of income, parent company investment and cash flows of Raytheon Aircraft Montek Company as of December 31, 1997 and 1996, and for the years ended December 31, 1997 and 1996, which report is included in the Form 8-K/A of Moog Inc. filed
February 10, 1999.

                              /s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
August 20, 1999